As filed with the Securities and Exchange
                         Commission on February 25, 2005
                           Registration No. 333-120691

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                               Amendment No. 1 to
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              SPARTA HOLDING CORP.
                              --------------------
        (Exact name of small business issuer as specified in its charter)

 NEVADA                            1040                            11-31956
 ------                            ----                            --------
(State or other jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
 incorporation or organization)  Classification Number)   Identification Number)

                              203 Pebble Beach Path
                               Riverhead, NY 11901
                                 (631) 574-8862

          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)

                               Marilyn K. Radloff
                                115 Taurus Circle
                               Reno, Nevada 89511
                     (775) 359-1703 ext. 7329 (Name, Address
                   and Telephone Number of Agent for Service)

                                   Copies to:
                               Dennis C. O'Rourke
                               Denise A. Menikheim
                         Ruskin Moscou Faltischek, P.C.
                      190 EAB Plaza, East Tower, 15th Floor
                            Uniondale, New York 11556
                                  516-663-6600

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                     CALCULATION OF REGISTRATION FEE
=======================================================================================================
Title of Each Class of                    Proposed Maximum    Proposed Maximum
Securities to be       Number of Shares toOffering Price Per  Aggregate          Amount of
Registered             be Registered      Share(1)            Offering Price(2)  Registration Fee(2)
=======================================================================================================

Common stock, par      1,457,610 shares   $0.35               $510,163.50        $60.05
value $.001 per share

=======================================================================================================

(1) Our common stock is not traded on any national exchange and, in accordance with Rule 457, the offering price was determined by the price at which the shares were sold in a private placement. The price of $0.35 is a fixed price at which the selling security holders may sell their shares until our common stock is qualified on the OTC Bulletin Board, at which time the shares may be sold at the prevailing market prices or privately negotiated prices.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(g) of the Securities Act of 1933 (the "Securities Act").

The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Acts of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

            PROSPECTUS Subject to completion; Dated February 25, 2005

The information in this prospectus is subject to completion or amendment. The selling shareholders may not sell our common stock until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.

                              SPARTA HOLDING CORP.

                        1,457,610 Shares of Common Stock

         We are registering a total of 1,457,610 shares of our common stock, par value $.001 per share, on behalf of our selling shareholders. Upon the effectiveness of the registration statement, Castle Holding Corp. ("Castle") shall distribute our shares to its shareholders of record as of February 5, 2004 on a one share for every 100 shares of Castle common stock basis. The shareholders, together with Castle, are deemed to be selling shareholders.

         The selling shareholders will sell our shares at $0.35 per share until our shares are quoted on the OTC Bulletin Board, and thereafter, at prevailing market prices or privately negotiated prices. There can be no assurance that our shares will be quoted on the OTC Bulletin Board. The shares may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents at market prices prevailing at the time of sale or at privately negotiated prices. We will not receive any of the proceeds from the sales of our shares by the selling shareholders.

         Our common stock is not listed on any national securities exchange or the Nasdaq Stock Market.

         Our common stock involves a high degree of risk. You should consider carefully the "Risk Factors" contained in this prospectus beginning on page 5.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is February 25, 2005.

                               PROSPECTUS SUMMARY
                               ------------------

This summary highlights information contained elsewhere in this prospectus. You should read this entire prospectus carefully, including "Risk Factors" and the financial statements and the notes to those financial statement included elsewhere in this prospectus.

Our Company

         Sparta Holding Corp. ("we" or "us"), a Nevada corporation, was formed on December 23, 1993 as a wholly owned subsidiary of Castle Holding Corp. ("Castle"), a company trading on the Pink Sheets under the symbol "CHOD.PK". We are an exploration stage company. An exploration stage company is one engaged in the search for precious metals and base metals. We have not conducted any significant business operations. We have not generated any revenues or income.

         We are in the process of acquiring the mining interests associated with the Da-an Silver Mine located in Shouning County, Ningde City, Fujian Province, People's Republic of China (the "Da-an Project"). On August 14, 2004, we entered into the Share Purchase and Exchange Agreement (the "Share Purchase Agreement") with Fujian Tiancheng Mining Industry Corp. Ltd., a corporation registered with the Jianou City Industrial and Commercial Administrative Bureau, Fujian Province, People's Republic of China ("Fujian Tiancheng"). In the Share Exchange Agreement, it was contemplated that we would close the transactions described therein on or before December 31, 2004 and that, consideration for the Da-an Project, we agreed that on or before December 31, 2004, Fujian Tiancheng would receive 5,500,000 shares of our common stock. These shares have been issued and are being held in escrow by the transfer agent pending the closing of the transaction. At this time, we are preparing an amendment to the Share Purchase and Exchange Agreement amending the terms upon which we are to acquire the Da-an Project. A finder's fee of 220,000 shares of common stock will be issued to International Investment Group, who acted as the agent in bringing the Da-an Project to our attention and assisted us in completing the transaction. International Investment Group was also granted an option to acquire 240,000 additional shares of restricted common stock at $0.35 per share. The option expires on December 31, 2005.
         In order to raise additional capital to finance such mining projects, on June 25, 2004, we commenced a private placement offering seeking to raise $400,000, whereby we offered to accredited investors a total of 1,142,857 shares of common stock at $0.35 per share pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and/or Rule 506 of Regulation D. We completed this offering on November 19, 2004. We raised $391,165 and issued 1,117,610 shares of our common stock in connection with such offering.

         On November 12, 2004, we commenced a Bridge Loan Financing whereby we are seeking to raise up to $500,000. The terms of the Bridge Loan are set forth in and evidenced by a convertible promissory note executed and delivered by us to the investor in the principal amount loaned by such investor. Among other things, the Note shall (i) be payable to the investor, (ii) bear interest from the date of issuance at a rate of eight percent per annum, (iii) be convertible by the investor into shares of our common stock on the terms provided therein, and (iv) have a maturity date which is twelve (12) months after date of issuance. In addition, we will issue to each investor warrants to purchase shares of our common stock, exercisable for a period of two (2) years at an exercise price of $1.50 per share. The number of shares of common stock issuable upon the exercise of each investor's warrant shall be determined by reference to the following formula: one (1) share of common stock for each $2.00 of the principal amount of the convertible promissory note. We are commencing the bridge loan financing pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation. We also are contemplating entering into a placement agent arrangement in connection with this offering.

         We are also in the process of commencing a private placement offering to be made to accredited investors in reliance on Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D, whereby we are seeking to raise up to $8,000,000 by offering to accredited investors the opportunity to purchase shares of our Series A Preferred Stock at a purchase price of $1.25 per share. Each share of the Series A Preferred Stock shall be automatically converted into shares of common stock on a one-for-one basis, twelve (12) months after the closing of the offering. The Offering closing date is March 31, 2005 unless extended at the Company's sole discretion. The Series A Preferred Stock shall pay an eight percent (8%) dividend per annum. Investors subscribing for shares of the Series A Preferred Stock prior to March 31, 2005 shall receive a warrant to purchase one share of common stock for every five shares of Series A Preferred Stock subscribed for. The Warrant is exercisable into shares of Common Stock for a period of two (2) years at an exercise price of $1.50 per share.

         Our executive office is located at 203 Pebble Beach Path, Riverhead, New York 11901. Our telephone number is (631) 574-8862.

The Offering

Issuer:
Sparta Holding Corp.

Selling Shareholders:
Castle Holding Corp. and its shareholders of record as of February 5, 2004. See "Selling Shareholders"

Common Shares Being Offered:
Up to 1,457,610 shares of common stock $.001 par value

Terms of the Offering:
Castle will distribute approximately 336,695 shares to its shareholders of record as of February 2, 2004 on a one share for every 100 shares basis. The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering:
The offering will conclude when all of the 1,457,610 shares of common stock have been sold, the shares no longer need to be registered in order to be sold or we decide to terminate the registration of the shares.

Securities Issued:
12,117,610 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds:
We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

         The following information is derived from our audited financial statements for the year ended September 30, 2004. The financial information set forth below should be read in conjunction with the more detailed financial statements and related notes appearing elsewhere in this prospectus and should be read along with the section entitled Management's Discussion and Analysis of Financial Condition and Results of Operations.

                                                   For the Period From Inception
                                   Year Ended            December 23, 1993 to
                                 September 30, 2004       September 30, 2004
                                 --------------            ----------------
Income Statement Data:
------------------------------
Revenues                              $0                     $0
General and Administrative Expenses   $62,102                $66,744
Net Income (Loss)                     ($62,102)              ($66,744)
Income (Loss) Per Share               $ (0.01)               (0.00)
Average Shares Outstanding              12,104,685

Balance Sheet Data:
------------------------
Cash                                  $30,614
Total liabilities                     $12,670
Total current assets                  $2,165,003
Stockholders Equity                   $2,165,003

                                               RISK FACTORS

         An investment in our common stock is speculative in nature and involves a high degree of risk. You should carefully consider each of the risks described below, together with all of the other information contained in this prospectus, before deciding to invest in our common stock. If any of the following events actually occur, our business could be harmed and you may lose all or part of your investment.

                                      RISKS RELATED TO OUR BUSINESS

WE ARE AN EXPLORATION STAGE COMPANY WITH NO HISTORY OF OPERATIONS, WHICH HAS INCURRED SUBSTANTIAL LOSSES AND, THEREFORE, THERE IS A STRONG LIKELIHOOD THAT WE MAY FAIL.

         Due to the fact that we have not commenced any business operations, we have no operating history upon which to evaluate the likelihood that our business will be successful. We have never earned any revenues. In order for us to achieve and maintain profitability, we must successfully locate a mineable mineral property. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such companies. We are subject to all of the risks inherent to a new business enterprise, such as established bank relationships, limited capital resources, lack of manpower, and possible cost overruns. In addition, we have incurred net losses of approximately $55,744 for the period from our inception in December 1993 through September 30, 2004 and, based upon current plans, expect that our losses will continue into the future. Potential investors must also weigh the likelihood of success in light of any problems, complications, and delays that may be encountered with the exploration of the Da-an Property.

IF WE DO NOT RAISE THE ADDITIONAL FUNDS REQUIRED TO ACQUIRE THE MINING RIGHTS ASSOCIATED WITH THE DA-AN PROPERTY, WE WILL NOT HAVE ANY MINING PROPERTIES.

         Our current operating funds are less than is necessary to acquire the Da-an Property as set forth in the Share Purchase and Exchange Agreement. We are in the process of preparing an amendment to such agreement, which would provide for our acquisition of such property regardless of our ability to raise additional financing. However, we would still need significant additional funds to commence and complete our intended exploration of the Da-an Property. If adequate funds are not available to us or available to us on satisfactory terms, we may be required to substantially reduce, or eliminate, certain areas of our exploration activities or significantly limit our operations, which could have a substantial effect on the likelihood that we successfully locate property containing economic mineralization.

         We anticipate that most of our financing will derive from the sale of equity securities. Any sale of equity securities will result in dilution to our existing shareholders as there are no preemptive rights in connection with such securities.

OUR VICE PRESIDENT/TREASURER/SECRETARY WILL ONLY DEVOTE A LIMITED AMOUNT OF TIME TO THE COMPANY.

         At the present time, Stephen J. Schmid, our Vice
President/Treasurer/Secretary will devote only 50% of his time, or 20 hours per week, to the operation of the day-to-day affairs of the Company. His remaining time shall be spent acting as the President and Chief Executive Officer of Summit Capital Group, Inc.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINERAL PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

         The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the exploration of the Da-an Property will uncover commercially exploitable mineral reserves. The probability of the Da-an Property containing commercial quantities of gold, silver and platinum is extremely remote. It is unlikely that the property contains any reserves and, in all likelihood, any funds spent on exploration will probably be lost. In addition, problems such as unusual or unexpected geological formations or other variable conditions are involved in exploration and, often result in unsuccessful exploration efforts.

         In addition, due to our limited capital and resources, we are limited in the amount of exploration work we can do. As a result, our already low probability of successfully locating mineral reserves will be reduced significantly further. Therefore, we may not find a commercial mineable ore deposit prior to exhausting our funds. Furthermore, exploration costs may be higher than anticipated, in which case, the risk of utilizing all of our funds prior to locating any ore deposits shall be greatly increased. Factors that could cause exploration costs to increase are: adverse conditions, difficult terrain and shortages of qualified personnel.

FRED SCHMID, OUR PRESIDENT, MAY HAVE A CONFLICT OF INTEREST SINCE HE IS THE OWNER OF AN OPTION TO ACQUIRE OTHER MINING CLAIMS.

         Certain conflicts of interest now exist and will continue to exist between the Company and Fred R. Schmid, a director and our President/Chief Executive Officer due to the fact that Mr. Schmid has the option to acquire up to ten unpatented mining claims in Colorado. Therefore, in the future, there is the possibility that Mr. Schmid may choose to devote his time and focus his activities to the exploration of such claims.

OUR FAILURE TO COMPETE WITH OUR COMPETITORS IN THE MINING INDUSTRY FOR FINANCING AND FOR QUALIFIED MANAGERIAL AND TECHNICAL EMPLOYEES WILL CAUSE OUR BUSINESS OPERATIONS TO SLOW DOWN OR BE SUSPENDED.

         Our competition includes large established mining companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may be unable to acquire additional attractive mining claims or financing on terms we consider acceptable. We may also compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for financing or for qualified employees, our exploration programs may be slowed down or suspended.

                          RISKS RELATED TO OUR BUSINESS

WE ARE SUBJECT TO ALL THE RISKS INHERENT TO THE MINING INDUSTRY, WHICH MAY HAVE AN ADVERSE AFFECT ON OUR BUSINESS OPERATIONS.

         We are subject to the numerous risks and hazards inherent to the mining industry including, without limitation, the following:

o mining activities are subject to substantial operating hazard some of which are not insurable or may not be insured due to economic considerations;

o    the availability of water, which is essential to milling operations;

o    interruptions caused by adverse weather conditions;

o unforeseen limited sources of supplies may resulted in shortages of material and equipment such as dynamite, earth moving equipment like bull dozers, backhoes and drilling equipment, fuel supplies, assaying and milling facilities, and availability of experienced manpower. The prices and availability of such equipment, facilities, supplies and manpower may change and have an adverse effect on our operations, causing us to suspend operations or cease our activities completely.

                         RISKS RELATED TO THIS OFFERING

IF AND WHEN WE COMMENCE MINING OPERATIONS WITH RESPECT TO THE DAAN PROJECT, WE WILL BE SUBJECT TO CHINESE LAW AND OTHER DIFFICULTIES WHICH ARISE FROM DOING BUSINESS IN A FOREIGN COUNTRY WHICH MAY INCREASE OUR OPERATING EXPENSES.

         If and when we commence mining operations with respect to the Da-an Project, we will be subject to applicable Chinese law, which is currently fashioned after Australian and Canadian law. While the restrictions imposed by such countries tend to be less restrictive than those of the United States, there can be no certainty that the laws in China will remain the same or that the enforcement of such laws will also be in line with Australia and Canada. In addition, we shall also be faced with those difficulties which arise from doing business in a foreign country including, but not limited to, translation of information, obtaining equipment and skillful labor. These obstacles may increase our operating expenses.

THERE IS NO MARKET FOR OUR COMMON STOCK AND, DUE TO SUCH ILLIQUIDITY, YOU MAY BE UNABLE TO SELL YOUR SHARES.

         There is currently no market for our common stock and we can provide no assurance that a market will develop. We plan to apply for listing of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock.

OUR SELLING SHAREHOLDERS MAY BE DEEMED TO BE UNDERWRITERS UNDER THE FEDERAL SECURITIES LAWS AND, THEREFORE, MAY INCUR LIABILITY

         The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and, among other things, the following: (1) to not, directly or indirectly, bid for, purchase, or attempt to induce any person to bid for or purchase, any of our securities, except as otherwise permitted under the Securities Exchange Act; (2) furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time; and (3) to not engage in any stabilization activities in connection with our common stock. In the event the selling shareholders fail to comply with applicable law, they will incur personal liability.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         Certain of the matters described in this prospectus contain forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements include, but are not limited to, statements about our:

o        business strategy;
o        ability to locate mineral reserves;
o        uncertainty regarding our future operating results; and
o        plans, objectives, expectations and intentions.

         Statements, other than statements of historical fact included in this prospectus regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words "believe," "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All forward-looking statements speak only as of the date of this prospectus. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We have included important factors that could cause our actual results to differ materially from our expectations under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this prospectus. These cautionary statements qualify all forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the common shares offered through this prospectus by the selling shareholders. See the sections of this prospectus entitled "Selling Shareholders" and "Plan of Distribution." We will, however, incur all costs associated with this registration statement and prospectus.

                         DETERMINATION OF OFFERING PRICE

         The selling shareholders will sell our shares at $0.35 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                                    DILUTION

         The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

         The selling shareholders named in this prospectus are offering all 1,457,610 shares of common stock described in this prospectus. Some of the selling shareholders are acquiring our shares by way of a distribution by Castle, upon the effectiveness of the registration statement, of approximately 336,695 shares of the 340,000 shares of common stock described in this prospectus. Prior to such distribution, Castle held approximately 2.8% of our issued and outstanding common stock. After the distribution, Castle will be the holder of approximately 3,305 shares of our common stock. The remaining selling shareholders acquired our shares by investing in our private placement.

         The following table sets forth the name of the selling shareholders, the number of shares of common stock beneficially owned by each upon the distribution by Castle of our common stock to such persons, the amount to be offered by each selling shareholder, the amount to be owned by each selling shareholder after the offering is complete and the percentage held by each selling shareholder after the offering is complete. Except as may be indicated in the footnotes to the table below, none of the selling shareholders has, or within the past three years has had, any position, office or material relationship with us.

Name of Selling Shareholder         Shares Owned       Total Number of Shares    Total Shares to Be      Percentage of Shares Owned
                                    Prior to this      to be Offered             Owned Upon Completion   Upon Completion of This
                                    Offering                                     of This Offering        Offering
Nicholas Abadiotakis                8                  8                                    0                         0
Joseph R. Accurso                   8                  8                                    0                         0
Rosa Alcala                         1                  1                                    0                         0
Selena R. Alcala                    1                  1                                    0                         0
Maria Dolores Arambul               1                  1                                    0                         0
Sehba S. Arif                       1                  1                                    0                         0
Rohan Artwell                       16                 16                                   0                         0
Armand C. Aurellano                 1                  1                                    0                         0

Maria Azofeifa                      11                 11                                   0                         0
Rowland Balcom                      1                  1                                    0                         0
Suzanne Batchelor                   1                  1                                    0                         0
Ken Baumer                          1                  1                                    0                         0
Darrell R. Benjamin                 80                 80                                   0                         0
Tazio Bent                          1                  1                                    0                         0
Jeannie Benz                        1                  1                                    0                         0
Veronica Browne                     1                  1                                    0                         0
Mary Jane Buhain                    1                  1                                    0                         0
Cheryl Bunales                      1                  1                                    0                         0
Louis Butzgy                        16                 16                                   0                         0
Josetina Cabagnot                   1                  1                                    0                         0
Joe Cantore                         1                  1                                    0                         0
Steven Caraco                       1                  1                                    0                         0
Roxy Caranfil                       1                  1                                    0                         0
Castle Advisors Limited             16400              16400                                0                         0
Partnership 94-1
Castle Holding Corp. Deferred       121600             121600                               0                         0
Compensation Plan for the benefit
of George Herbert (1)
Castle Holding Corp. Deferred       2600               2600                                 0                         0
Compensation Plan for the benefit
of Michael T. Studer (2)
Anthony Catalfo                     32                 32                                   0                         0
Frank Cavallaro                     8                  8                                    0                         0
Cede & Co                           17768              17768                                0                         0
Michael J. Chiodo                   1                  1                                    0                         0
Denise Choy                         1                  1                                    0                         0
Roger Ciriello                      8                  8                                    0                         0
Michael Cormier                     1                  1                                    0                         0
Bobbie Cortes                       1                  1                                    0                         0
Christopher Cox                     16                 16                                   0                         0
J E Crockett                        3                  3                                    0                         0
David J. Dejesus                    8                  8                                    0                         0
Georgene Deluca                     176                176                                  0                         0
Marissa Desilva                     1                  1                                    0                         0
Richard Desulo                      1                  1                                    0                         0
Steven L. Diaz                      16                 16                                   0                         0
Diversified Financial Group Inc.    320                320                                  0                         0
Juan Dominguez                      1                  1                                    0                         0
Jamie Dufauchard                    1                  1                                    0                         0
Delores Durant                      1                  1                                    0                         0
Malcom L. Edwards                   30                 30                                   0                         0
Tonnie R. Edwards                   164                164                                  0                         0
Amanda Elizaga                      1                  1                                    0                         0

Equities Magazine LLC               160                160                                  0                         0
Clifton B Erber                     8                  8                                    0                         0
Les Erber                           8                  8                                    0                         0
Lani Estipona                       1                  1                                    0                         0
Zenovia N. Evans                    1                  1                                    0                         0
Wycliffe A. Falconer                16                 16                                   0                         0
Joseph P. Fanning                   8                  8                                    0                         0
Louis A. Farley                     13                 13                                   0                         0
Robert Feldman                      16                 16                                   0                         0
Frank Ferraro                       300                300                                  0                         0
Joseph Ferraro                      5                  5                                    0                         0
Justin Ferraro                      5                  5                                    0                         0
John Fisher                         1                  1                                    0                         0
Kevin Flanagan                      8                  8                                    0                         0
Mark W. Fuhlbruck & Mathilde A.     16                 16                                   0                         0
Fuhlbruck, JTTEN
Jimmy Gabriel                       1                  1                                    0                         0
Ronaldo Galang                      1                  1                                    0                         0
Jorge R. Galero                     1                  1                                    0                         0
Brian R. Gallagher                  8                  8                                    0                         0
Henry Gallegos                      1                  1                                    0                         0
Lee Gamer                           1                  1                                    0                         0
Walter Gartner                      8                  8                                    0                         0
Frank R. Giraldi                    8                  8                                    0                         0
Frank P. Giraldi                    56                 56                                   0                         0
Paul F. Giraldi                     16                 16                                   0                         0
Melissa Gorz                        8                  8                                    0                         0
John J. Gremmo III                  20                 20                                   0                         0
Edgar Guzman                        1                  1                                    0                         0
Scott Haahr                         1                  1                                    0                         0
Michele Halder                      1080               1080                                 0                         0
Ratan Halder & Michele Halder       800                800                                  0                         0
Marcia Hammarstron                  16                 16                                   0                         0
David H. Hawk                       2                  2                                    0                         0
George R. Hebert (1)                10880              10880                                0                         0
Arlene Hefferon                     1                  1                                    0                         0
Brian Hendrickson                   20                 20                                   0                         0
Teresa Hebert Ttee FBO Jaclyn M.    3959               3959                                 0                         0
Hebert
Robert Hendrickson                  8                  8                                    0                         0
Teresa M Hebert                     1048               1048                                 0                         0
Teresa M. Hebert Ttee FBO Jaclyn    10000              10000                                0                         0
M. Hebert
Robert M. Hinsch                    80                 80                                   0                         0
Joseph M. Hoehn                     1                  1                                    0                         0

D. W. Howard                        48                 48                                   0                         0
Ebony N. Hoyte                      1                  1                                    0                         0
Judy Ann Hyman                      1                  1                                    0                         0
Joseph Incandela                    500                500                                  0                         0
Robert Ingram                       1                  1                                    0                         0
Tom Jackson                         1                  1                                    0                         0
Terrence E. Jones                   4                  4                                    0                         0
James M. Jordan Iii                 80                 80                                   0                         0
Elman San Jose                      1                  1                                    0                         0
Charles S. Kafeiti                  416                416                                  0                         0
Karen A. Kafeiti                    380                380                                  0                         0
Tony S. Kafeiti                     416                416                                  0                         0
Joseph Kamide                       16                 16                                   0                         0
Kevin Kane                          1                  1                                    0                         0
Walentin Kardos                     16                 16                                   0                         0
Sandra A. Kilbride                  8                  8                                    0                         0
Michael Kimmel                      8                  8                                    0                         0
Christopher T. Kline                8                  8                                    0                         0
Frank Labriola                      8                  8                                    0                         0
Bruce M. Landreth                   3                  3                                    0                         0
Charles Lane                        8                  8                                    0                         0
Albert R. Laubenstein               1                  1                                    0                         0
Curtis Paul Lawson                  1                  1                                    0                         0
James Leivas                        1                  1                                    0                         0
Brian Lennox                        1                  1                                    0                         0
Lewis C. Lepore                     80                 80                                   0                         0
Eddie Lepper                        1                  1                                    0                         0
David Levin                         220                220                                  0                         0
Lisa Lindberg                       1                  1                                    0                         0
Merlyn J. Logsdon & Marjorie J.     3                  3                                    0                         0
Logsdon, JTTEN
Joe Lyon, Jr.                       96                 96                                   0                         0
Joseph Macdonald                    16                 16                                   0                         0
Jesus Robert Magana                 1                  1                                    0                         0
Mandrake Capital Corp.              320                320                                  0                         0
Jeff Marchese                       1                  1                                    0                         0
Matthew J Marcus & Erin A. Rahe,    385                385                                  0                         0
JTTEN
Kenneth J. Mcguire                  8                  8                                    0                         0
Lincoln Mclean                      16                 16                                   0                         0
Daniel Medina                       1                  1                                    0                         0
Rosa I. Medrano                     1                  1                                    0                         0
Noel Meeks                          576                576                                  0                         0
Marsha M. Melcher                   3                  3                                    0                         0
Samuel Mellito & Theresa E.         320                320                                  0                         0
Melliot, JTTEn
Mitchell G. Menik                   200                200                                  0                         0
Salvatore Messina & Katherine       400                400                                  0                         0
Messina
Mark Milana                         8                  8                                    0                         0
Pat Miller                          8                  8                                    0                         0
Scott Monson                        1                  1                                    0                         0
Teresita Montes                     1                  1                                    0                         0
Mark Mooney                         1                  1                                    0                         0
Dale Morisco                        8                  8                                    0                         0
William L. Myers                    13                 13                                   0                         0
William L. Namen                    35                 35                                   0                         0
Alex Neria                          1                  1                                    0                         0
Ian S. Netupsky                     8                  8                                    0                         0
Sylvia M. Newkirk                   1                  1                                    0                         0
Shakespeare Newsome                 1000               1000                                 0                         0
Mary B. Nolan                       16                 16                                   0                         0
David C. Nuccio                     8                  8                                    0                         0
Judd Odzer                          8                  8                                    0                         0
Matthew T. Olson                    8                  8                                    0                         0
Daniel O'Rourke                     28                 28                                   0                         0
Manny Panlilio                      1                  1                                    0                         0
Agapios W. Pavlides                 8                  8                                    0                         0
Shyne Payne                         1                  1                                    0                         0
David L. Perdie                     8                  8                                    0                         0
Glenn A. Perkins                    816                816                                  0                         0
Richard Poirier                     4                  4                                    0                         0
Jaime Pollak                        1                  1                                    0                         0
Francis D. Pope, Sr.                400                400                                  0                         0
Francis D. Pope, Jr.                400                400                                  0                         0
John C. Power                       80                 80                                   0                         0
Joseph C. Powell                    120                120                                  0                         0
Daniel J. Priscu                    496                496                                  0                         0
Stephen Pruitt                      1                  1                                    0                         0
Celestina Pugliese                  8                  8                                    0                         0
Faustino Pugliese                   8                  8                                    0                         0
Joe Quesada                         1                  1                                    0                         0
Sherry Ramirez & Keith Higgins      3                  3                                    0                         0
JTTEN
Charles Rauch                       8                  8                                    0                         0
Arthur Redler                       80                 80                                   0                         0
Llewelyn Reid                       16                 16                                   0                         0
Nita M. Renfrew                     50                 50                                   0                         0
Michael G. Reppeto                  12                 12                                   0                         0
Liza Reyes                          1                  1                                    0                         0
Glenn A. Richardson                 8                  8                                    0                         0
Sarah B. Rivera                     1                  1                                    0                         0
Timothy Rizzoto                     1                  1                                    0                         0
Kenneth N. Roth                     48                 48                                   0                         0
Leslie S. Roth                      48                 48                                   0                         0
Ricky Roxas                         1                  1                                    0                         0
Victoria Roxas                      1                  1                                    0                         0
Laforrest T. Roxbury                1                  1                                    0                         0
Cynthia A. Russo                    5                  5                                    0                         0
Imelda Saldivar                     1                  1                                    0                         0
Cheria Sallia                       50                 50                                   0                         0
Juan Sanchez                        1                  1                                    0                         0
Vivian Sanders                      1                  1                                    0                         0
Sandor Marketing Group, Inc.        90                 90                                   0                         0
Eugene Sarbu                        16                 16                                   0                         0
Susana Sarceno                      1                  1                                    0                         0
Cindy Sarelis                       8                  8                                    0                         0
Brian S. Savitch                    8                  8                                    0                         0
Fred R. Schmid (2)                  100                100                                  0                         0
Jim Schmitt                         1                  1                                    0                         0
Karen Shannon                       1                  1                                    0                         0
Thomas Shaughnessy                  400                400                                  0                         0
Johnnie B. Shepheard Jr. & Ruth D.  3                  3                                    0                         0
Schepheard, JTTEN
Galina Shuster                      1                  1                                    0                         0
Warren Sicherman                    8                  8                                    0                         0
Gayane Simonian                     1                  1                                    0                         0
Mary B. Smith                       80                 80                                   0                         0
Raymond T. Snediker                 16                 16                                   0                         0
Dorothy Stames                      1                  1                                    0                         0
Scott Stolper                       8                  8                                    0                         0
Michael T. Studer (3)               6800               6800                                 0                         0
Michael J. Studer                   1                  1                                    0                         0
Michael T. Studer Ttee FBO          1760               1760                                 0                         0
Kathleen E. Studer (3)
Michael T. Studer Ttee FBO Kristin  1760               1760                                 0                         0
A. Studer (3)
Michael T. Studer Ttee FBO Michael  1760               1760                                 0                         0
J. Studer (3)
Michael T. Studer Family Trust (3)  129000             129000                               0                         0
Sheila Tessler                      1                  1                                    0                         0
The Investor Relations Group, Inc.  25                 25                                   0                         0
The OTC Equity Fund Inc.            40                 40                                   0                         0
Henry Trimble                       160                160                                  0                         0
Henry W. Trimble III                192                192                                  0                         0
Gerard Tuccillo                     10                 10                                   0                         0
Michael J. Turner III               1                  1                                    0                         0
Ricardo Uribe                       1                  1                                    0                         0
John Valdez                         1                  1                                    0                         0
Michael B. Vanrensselar & Joseph    105                105                                  0                         0
A. Vanrensselar, JTTEN
Edwin Vargas                        1                  1                                    0                         0
Albert E. Vatter                    12                 12                                   0                         0
Jim Velasquez                       1                  1                                    0                         0
Roland M. Villasenor                1                  1                                    0                         0
Jack Wagenti                        400                400                                  0                         0
Judith Walters                      1                  1                                    0                         0
Joseph Ward                         8                  8                                    0                         0
Beth D. Wargi                       1                  1                                    0                         0
Jane Wachsmuth                      8                  8                                    0                         0
Jerome W. Wenger                    16                 16                                   0                         0
Fred Wheeler & Marian Wheeler,      35                 35                                   0                         0
JTTEN
John Wihlen                         19                 19                                   0                         0
Terry W. Wihlen                     19                 19                                   0                         0
Mark Williams                       8                  8                                    0                         0
Michael J. Williams                 16                 16                                   0                         0
Clifford Coffey Wright              6                  6                                    0                         0
Kirby Wyllie                        32                 32                                   0                         0
Harry W. Zacher, Jr.                16                 16                                   0                         0
Stanley Zahner                      8                  8                                    0                         0
Sylvia Ang                          14,286             14,286                               0                         0
Scott Balterman                     142,857            142,857                              0                         0

Leslie Balterman
Edward Borrelli                     28,571             28,571                               0                         0
E. Borrelli-Custodian for           20,000             20,000                               0                         0
Keith Hernandez
E. Borrelli-Custodian for Nicholle  20,000             20,000                               0                         0
Hernandez
Reynold Chow                        42,857             42,857                               0                         0
Shu K. Chow                         57,143             57,143                               0                         0
Cong. Darkei Tshivo Dinov           68,571             68,571                               0                         0
Michael E. Kahan                    105,500            105,500                              0                         0
Robert J. Lancelotti                15,000             15,000                               0                         0
Karin A. Lancellotti
JTWROS
Alfred O.P. Leubert                 15,000             15,000                               0                         0
Lee Shuo Liu                        31,428             31,428                               0                         0
Lin Chun Hui Liu                    40,000             40,000                               0                         0
Bernt Nygaard                       15,000             15,000                               0                         0
Robert Picciano                     10,000             10,000                               0                         0
2P Management Holding AG            28,542             28,542                               0                         0
Hans G. Schmid                      28,571             28,571                               0                         0
Robert Schneider                    40,000             40,000                               0                         0
Sparten Establishment (Trust)       50,000             50,000                               0                         0
Anthony Swartz                      28,571             28,571                               0                         0
Andreas Typaidos Family LP          28,571             28,571                               0                         0
Wang Li Tong                        142,857            142,857                              0                         0
Joanne Yan                          30,000             30,000                               0                         0
Dietmar Zessin                      114,285            114,285                              0                         0

(1) From our inception to February 5, 2004, George R. Hebert served as a director, Chairman of the Board and our President and Chief Executive Officer.
(2) From February 5, 2004 until the date of the registration statement, Fred R. Schmid has served as a director, Chairman of the Board and our President and Chief Executive Officer. (3) From our inception to February 5, 2004, Michael T. Studer served as a director and our Secretary and Treasurer.

                              PLAN OF DISTRIBUTION

         Castle has authorized Atlas Stock Transfer Corporation, its stock transfer agent, to distribute, upon the effectiveness of the Registration Statement, approximately 336,695 shares of common stock described in this prospectus to the other selling shareholders, with each such individual receiving one share of our common stock for every one hundred shares of Castle common stock held.

         The selling shareholders may sell some or all of their shares at a fixed price of $0.35 per share, until our shares are quoted on the OTC Bulletin Board, and thereafter, at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price per share offered to investors in connection with our most recent private placement.

         The selling shareholders may sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their affiliates who are unaffiliated with us. Such affiliates may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

         We are bearing all costs relating to the registration of the common stock. These are estimated to be $45,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

         Our common stock may be deemed a "penny stock". Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our common stock is neither listed nor quoted. Penny stock regulations impose additional sales practice requirements on broker dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these regulations, the broker dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the penny stock regulations require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker dealer also must disclose the commissions payable to both the broker dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the penny stock regulations may restrict the ability of broker dealers to sell our common stock and may have an adverse effect on any trading of our common stock.

                                LEGAL PROCEEDINGS

         We currently are not a party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         Our executive officers and directors are as follows:

Name                Age       Position
----                ---       --------
Fred R. Schmid      69        Director and Chairman of the Board;
                              Chief Executive Officer
                              and President
Stephen J. Schmid   44        Director;   Chief   Financial   Officer,
                              Vice   President, Secretary and Treasurer

         All of our Directors have held office since February 5, 2004 and shall continue to hold office until the next annual meeting of shareholders or until their successors are elected and qualified. Officers serve at the discretion of our Board of Directors. Fred R. Schmid and Stephen J. Schmid are father and son. None of our directors are currently serving as directors of reporting companies.

         The following is a brief description of the background and business experience of each of our executive officers and directors for the past five years:

         Fred R. Schmid has acted as a director, and Chairman of the Board, and as our President and Chief Executive Officer since February 2004. From January 2000 to January 2004, he held the following positions: (i) the Managing Partner of Feltsen Partners, LLC, a company that provides business consulting services;
(ii) business consultant for Atlantic Manufacturing Company, which is engaged in the business of manufacturing and distributing skin and hand care products; and
(iii) business partner is SES Designs, a company engaged in the business of designing and manufacturing jewelry. From January 2000 to September 2000, Mr. Schmid was engaged as the business consultant to Nexland, Inc., a network hardware manufacturer and distributor of interconnection and communication products in the Ethernet network environment.

         This past year, Fred Schmid devoted 100% of his business time to our business affairs.

         Stephen J. Schmid has acted as a director and as our Chief Financial Officer, Vice President, Secretary and Treasurer since February 2004. From August 1996 to the present, he has acted as President and Chief Executive Officer of Summit Capital Group, Inc., a company engaged in the business of arranging commercial real estate debt and equity among institutional, public and private companies. His main responsibilities are related to brokering investment property sales. From January 2004 to October 2004, he also served as the Vice President and Chief Financial Officer of Trefoil Properties, Inc. where he assisted with equity and debt raising activities and, from February 2002 to October 2003, he served as the Vice President of Capital Markets at Liberty Property Trust, where he assisted the Chief Financial Officer with accounting and finance projects.

         This past year, Stephen Schmid devoted 50% of his business time to our business affairs.

Committees of the Board of Directors.

         We currently do not have any committees of the Board of Directors, including audit, compensation and nominating. In order to comply with the Sarbanes-Oxley Act of 2002, we have plans to add additional members to our board of directors who are "independent" as such term is defined under the Act and to create audit, compensation and nominating committees.

Director Compensation

         Our directors do not receive any cash compensation for their service as members of the board of directors, but they are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the board of directors.

Significant Employees

         Currently, we do not have any employees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of December 31, 2004, regarding the beneficial ownership of our common stock held by each of our executive officers and directors, our officers and directors as a group; and each person who beneficially owns in excess of five (5%) percent of our common stock. Other than as set forth in the table, there are no other beneficial owners.

         The number of shares of common stock beneficially owned by each person or entity is determined under the rules promulgated by the SEC. Under those rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power and shares which that person or entity has the right to acquire from options, warrants, rights and conversion privileges within sixty (60) days after December 31, 2004. The inclusion in this section of any shares deemed beneficially owned does not constitute an admission by that person of beneficial ownership of those shares.

                                            Before Offering                                After Offering
                                Number of shares of     Percent of Common     Number of shares of      Percent of Common
                                Common Stock            Stock beneficially    Common Stock             Stock beneficially
Name of Beneficial Owner        beneficially owned (1)  owned (1)___          beneficially owned (2)   owned (2)____
------------------------        ----------------------  ------------          ----------------------   -------------

Fred R. Schmid                  1,150,000(3)            9.5%                  1,150,000                9.2%
203 Pebble Beach Path
Riverhead, New York 11901

Stephen J. Schmid               350,000(4)              2.9%                  350,000                  2.8%
51 Summit Road
Malvern, Pennsylvania 19355


Michael T. Hines                1,750,000               14.4%                 1,750,000                14.0%
101 West 57th Street
New York, New York 10019

Fujian Tiancheng Mining         5,500,000(5)            45.4%                 5,500,000                44.1%
Industry Corp. Ltd.
New Construction Industrial
Zone
Nanya Town, Jianou City,
Fujian Province, P.R. of China

Officers and Directors as a     1,500,000(6)            12.4%                 1,500,000                12.0%
group (2 persons)


(1) Such figures are based upon 12,117,610 shares of our common stock outstanding as of the date of this filing. Except as otherwise noted in these footnotes, the nature of beneficial ownership for shares reported in this table is sole voting and investment power.

(2) Such figures are based upon the number of shares of our common stock outstanding after the distribution of 340,000 shares to Castle.

(3) Fred R. Schmid is the direct beneficial owner of 575,000 shares. In addition, he is an indirect beneficial owner of the 575,000 shares held by Maryanna Schmid.

(4) Stephen J. Schmid is the direct beneficial owner of 100,000 shares and the indirect beneficial owner of the 100,000 shares held by Signature Development Group, Inc. and the 150,000 shares held by the Signature Development Group, Inc. Retirement Plan.

(5) Represents shares of common stock that have been issued to Fujian Tiancheng but are being held in escrow pending the closing of the Share Purchase and Exchange whereby we shall indirectly acquire the mining rights to the Da-an Siver Mine by acquiring the equity securities of China Mining Corp, Ltd., a British Virgin Island corporation. Fujian Tiancheng shall have no rights as a shareholder with respect to such common stock until the closing of the Share Purchase and Exchange and the delivery to it of such shares.

(6) Includes the shares over which Fred R. Schmid and Stephen J. Schmid maintain indirect beneficial ownership.

                            DESCRIPTION OF SECURITIES


         Our authorized capital consists of 102,000,000 shares of capital stock, $.001 par value per share, 100,000,000 shares of which are common stock and 2,000,000 shares of which are preferred stock. We are in the process of amending our Articles of Incorporation to increase the number of shares of preferred stock authorized for issuance to 10,000,000.

Common Stock

         The holders of shares of our common stock are entitled to share ratably in such dividends and distributions as may be legally declared by the Board of Directors with respect to our common stock and in any of our assets available for distribution to shareholders upon their liquidation. Upon our liquidation, assets will only be available for distribution after satisfaction or provision for all of our debts and other obligations, including to holders of preferred stock designated as senior in right of payment upon liquidation. The holders of shares of our common stock have one vote per share, in person or by proxy, at all meetings of shareholders. There are no cumulative voting rights with respect to the election of our directors, which means that holders of a majority of the shares of our common stock voting in an election for directors, so long as the holders of a majority of our outstanding common stock are present in person or by proxy, can elect all of the directors then to be elected. There are no preemptive, conversion, or redemption rights applicable to our common stock.

         All shares of common stock issued and outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

         Our Articles of Incorporation provides that we are authorized to issue preferred stock, which may be issued from time to time in one or more series upon authorization by our Board of Directors. Our Board of Directors, without approval of our shareholders, is authorized to fix any dividend rights, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to each such series of preferred stock. The issuance of preferred stock, while providing us flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of the common stock. Under certain circumstances, the issuance of our preferred stock could also make it more difficult for a third party to gain control of us, discourage bids for our outstanding securities at a premium or otherwise adversely affect the price of our outstanding securities.

Non-cumulative Voting

         Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After the distribution of the shares described in this prospectus to the Castle shareholders, such shareholders will own approximately 2.7% of our outstanding shares.

Cash Dividends

         As of the date of this prospectus, we have not paid any cash dividends to shareholders. The declaration of any future cash dividend to the holders of our common stock will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends with respect to the Common Stock in the foreseeable future, but rather to reinvest earnings, if any, in our business operations. Our Series A Preferred Stock pay an annual dividend of 8% per annum.

Common Stock Held in Escrow

         As of September 30, 2004, we authorized Atlas Stock Transfer Corporation, our transfer agent to issue 5,500,000 shares of common stock to Fujian Tiancheng and instructed them to hold such shares in escrow until further instructed. Upon the closing of the Share Purchase and Exchange, we will instruct the transfer agent to release such shares to Fujian Tiancheng. Fujian Tiancheng shall have no rights as a shareholder with respect to such common stock until then.

Stock Transfer Agent

         Our stock transfer agent for our securities is Atlas Stock Transfer Corporation, 5899 South State Street, Salt Lake City, Utah 84107 and its telephone number is (801) 266-7151.

                      INTEREST OF NAMED EXPERT AND COUNSEL

         No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or upon other legal matters in connection with the registration or offering of the common shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the company. Nor was any such person connected with the company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our directors and officers are indemnified as provided by the Nevada Revised Statutes.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             DESCRIPTION OF BUSINESS

General

         We were incorporated under the laws of Nevada on December 23, 1993 as a wholly owned subsidiary of Castle Holding Corp., a company trading on the Pink Sheets under the symbol "CHOD.PK" ("Castle"). We are an exploration stage company. An exploration stage company is one engaged in the search for precious metals and base metals. As an exploration stage company, we seek opportunities to acquire properties, which may contain economically mineable minerals such as gold, silver and platinum group metals. We have never conducted any significant business operations and have never generated any revenues or income.

Da-an Silver Mine Property

         On May 25, 2004, we executed a Letter of Understanding with Feltsen, Tiancheng (China) Corp. ("Tiancheng") and Fujian Tiancheng Mining Industry Corp. LTD. ("Fujian Tiancheng") to acquire certain mining rights associated with property located in China and referred to as Da-an Silver Mine Property ("Da-an Property"). These rights were held by Fujian Tiancheng and may contain economically mineable precious metals for extraction.

         As part of our due diligence, we hired Dr. Linus T. Keating, D. Sc., a consulting geologist to visit the Da-an Silver Mine Property and report on his observations. Dr. Keating graduated from the University of Arizona in Tucson, Arizona with a Bachelors of Science in Geological Engineering (Mining & Exploration Option) in 1984 and, in 1998, from the Vrije Universiteit Brussel, Brussels, Belgium with a Doctor of Science - High Distinction in Geology. He is a registered geologist in Arizona (Registration #40815) and a Certified Professional Geologist (#10742) in the American Institute of Professional Geologists (AIPG). He is also a member of the Arizona Geological Society.

         Dr. Keating first visited the property from May 29, 2004 through June 6, 2004. He reported all observations in a written document entitled "Initial Geological Report On The Da-an Property, Fujian Province, People's Republic Of China" dated July 3, 2004 (the "Geological Report"), which provides a description of the property and its location, climate, physiology, mineralization and history. In addition, the Geological Report states that the Da-an Property is uncommon in that it represents a large cordilleran vein system that is relatively unexplored in this century and that there exists good potential to discover high-grade silver and/or gold deposits.

            The following are the proposed work plan recommendations for the Da-an Silver Mine property as outlined by Dr. Keating:

o Clarify legal status (land position, land obligations, reports required and/or available) with complete copies of all relevant documents sent to the Sparta USA headquarters;

o Establish a consistent sample and drill-hole numbering system to be used by all personnel working on the property for all samples collected, no matter what type of sample, so that a coherent database can be constructed. Assign all previous samples collected a distinctive series number that fits into the new database;

o Establish shipping, laboratory and quality control protocols for all laboratory work performed on samples;

o Obtain copies of all prior sample and geologic reports for the property no matter the age and send to the Company's USA headquarters, for translation into English;

o    Establish  a  Base  Map  for  the  USA  and  Chinese   geologic  teams  use
     (topographic for China use - streams and roads for USA use) that uses a single coordinate system. All new information generated must fit perfectly onto this base map;

o    Coordinate schedules for USA geologists and Chinese technical teams;

o Provide GPS and train the Chinese technical team in their use so at to accelerate the mapping of old mines and stream sediment locations;

o Complete a thorough Geologic Map of the entire property with structural (faults and folds) emphasis at 1:10,000 scale using US geologists working in tandem with the Chinese technical team and sharing technology;

o Complete computerized geo-chemical processing and analysis for all soil survey areas sampled to date on the property using USA software to identify subtle patterns for both key and pathfinder elements;

o Carry out a comprehensive Stream Silt / Panned Concentrate geo-chemical survey over the entire property: collect 1 sample per 0.5 km along creeks, compile at 1:10,000 scale;

o Old Hole Catalog: find and locate on 1:10,000 base map all old mines, show size of mine, shape, and trend direction; collect at least one high-grade sample from each mine found; compile at 1:10,000 scale;

o Complete detail Geologic Mapping at 1:2,000 scale for the Tan Shan and Shen Ji Keng areas jointly with the Chinese and USA geologic teams; map other areas as appropriate;

o Evaluate effectiveness of geophysical methods in probing for underground targets - design and contract out a geophysical survey if necessary;

o    Obtain  government  agency   approvals,   if  necessary,   for  geophysical
     line-cutting and cut lines through heavy vegetation if necessary to permit geophysical surveying;

o Drill Site Identification: Use the relationship of old mines to mapped geology and structure, geo-chemical and geophysical data of the entire area to define drill targets;

o Obtain government agency permits if necessary, for drilling and trail / road construction; design and build access to each drill site, making trails and roads as necessary;

o Drilling: depending on drill targets identified, drill from 5 to 20 holes for a total of up to 5,000m using up to two angle-capable core-drilling machines;

o Evaluate drilling results and propose send tranch drilling plan, if appropriate.

     The following table outlines the major milestones with approximate completion dates and estimated budgetary expenses related to the proposed Plan of Operation noted above:

Table 1.   Major Milestones:

-------------- ------------------------------------------- ---------------------
   Phase #       Critical Tasks                    Approximate Completion Date
-------------- ------------------------------------------- ---------------------
      1        Da'an Project start-up                      March 15, 2005
-------------- ------------------------------------------- ---------------------
      1        Team Preparation Complete                   March 30, 2005
-------------- ------------------------------------------- ---------------------
      1        Mobilization / Field Work Begins            April 1, 2005
-------------- ------------------------------------------- ---------------------
      1        "Old Hole" Surveying Complete               April 30, 2005
-------------- ------------------------------------------- ---------------------
      1        Stream Sediment Survey Complete             May 31, 2005
-------------- ------------------------------------------- ---------------------
      1        District-wide mapping Complete              June 6, 2005
-------------- ------------------------------------------- ---------------------
      1        Detail Mapping Completed                    July 15, 2005
-------------- ------------------------------------------- ---------------------
      1        Geophysical Survey (if needed) Completed    September 16, 2005
-------------- ------------------------------------------- ---------------------
      2        Drilling Starts                             October 10, 2005
-------------- ------------------------------------------- ---------------------
      2        1st Phase Drilling Completed                March 10, 2006
-------------- ------------------------------------------- ---------------------
      3        2nd Phase Drilling Proposal Due             April 13, 2006
-------------- ------------------------------------------- ---------------------

         On August 14, 2004, we entered into a Share Purchase and Exchange Agreement (the "Share Purchase Agreement") with Fujian Tiancheng whereby we shall acquire two Da-an Silver Mine Prospecting Rights (the "Da-an Mining Rights"). In consideration for the Da-an Mining Rights, we agreed to issue, on or before December 31, 2004, 5,500,000 shares of our common stock to Fujian Tiancheng. In addition, we agreed to raise by December 31, 2004, $3,600,000 in order to finance the Da-an Project operations. It was contemplated in the agreement that this money shall be raised by way of private placements or a public offering of our common stock.

         Prior to the execution of the Share Purchase Agreement, we loaned to Fujian Tiancheng an amount equal to $200,000 to be used in connection with the Da-an Project. In return, on July 26, 2004, we received from Fujian Tiancheng a Promissory Note in the amount of $200,000 evidencing our loan. The note was canceled upon the execution of the Share Purchase Agreement and applied to the $3,600,000 that we are required to raise.

         At the present time, we do not own the Da-an Mining Rights or any interests in Fujian Tiancheng or the Da-an Property.

         Since the execution of the Share Purchase Agreement, we have been informed by Chinese counsel that Chinese law prohibits the acquisition of all of the capital stock of a Chinese entity by a non-Chinese entity. Therefore, in order to effectuate the purpose of the Share Purchase Agreement, Fujian Tiancheng formed China Mining Corp., Ltd., a British Virgin Island corporation ("CMC"), and shall transfer the Da-an Mining Rights into such company. We shall then acquire the equity securities of CMC and, indirectly the Da-an Mining Rights. In addition, all contributions required to be made to Fujian Tiancheng in order to finance the Da-an Project operations shall be made to CMC. The Share Purchase Agreement is being amended to reflect these new items.

         As of the date hereof, we have not been able to raise the $3,600,000 required by the Share Purchase Agreement. Therefore, Fujian Tiancheng has agreed to extend such deadline to March 31, 2005. In the event that we are unable to raise the $3,600,000 by March 31, 2005, then Fujian Tiancheng will provide us with an amount equal to the difference between the total amount raised and $3,600,000 and, Fujian Tiancheng shall have the right to receive additional shares of our common stock. The amount of additional shares that Fujian Tiancheng shall be entitled to receive shall be equal to the total amount of funds provided to us by Fujian Tiancheng divided by the price per share being offered to prospective investors in the private placement. Therefore, regardless of whether we raise $3,600,000, we will acquire CMC and the Da-an Mining Rights.

Current State of Exploration

         To date, our exploration consists only of two visits to the Da-an Property by Dr. Keating. No systematic surveys or investigations have been conducted. The purpose of both visits were to gather as much information regarding the property as possible, both on the ground and from Fujian Tiancheng, in order to lay the groundwork for a more comprehensive exploration program leading to target drilling. During his first visit, Dr. Keating personally inspected a number of different locations on and adjacent to the property and recorded his notes, photographed such locations and collected 19 outcrop grab samples. His second visit took place on January 3, 2005 through January 17, 2005. He is in the process of updating the Geological Report with the information collected during this visit.

Competition

         The precious metals mining industry is fragmented. In comparison to other participants in the gold and silver mining market, we are one of the smallest companies. Although, we compete with other exploration companies looking for gold, silver and other minerals, there will be no competition for the exploration or removal of minerals from the Da-an Property once we have acquired the mining rights to such property. There are readily available markets for gold and silver in the United States and around the world. Therefore, we will be able to sell any gold and/or silver that is recovered.

Government Regulations

         The Mineral Resources Law of the People's Republic of China is China's principal mining law. Such law is currently fashioned after similar statutes in Canada and Austrailia.

Employees

         Initially, we intend to use the services of subcontractors for manual labor exploration work and technical evaluation on our property.

         At the present time, we have no employees, other than Fred R. Schmid and Stephen J. Schmid, our officers and directors, who at the present time are not being compensated for their services. The approximate amount of time per week that Fred R. Schmid and Stephen J. Schmid will devote to our business affairs is 40 hours and 20 hours, respectively. At some point in the future, Mr. Fred Schmid and Mr. Stephen J. Schmid will enter into employment agreements with the Company for their services. We intend to retain a translator for the field and office use. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.

Reports to Security Holders

         After we complete this registration, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K.

         We have filed with the SEC under the Securities Act a registration statement on Form SB-2 with respect to shares of the common stock offered hereby, and of which this prospectus is a part. This prospectus does not contain all the information shown in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which may be omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information pertaining to us and the common stock offered hereby, reference is made to the registration statement, including the exhibits and schedule thereto, copies of which may be inspected without charge at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of all or any portion of the registration statement may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website that contains reports and other information that is filed through the SEC's EDGAR System. The website can be accessed at http://www.sec.gov.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              AND PLAN OF OPERATION

         This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

Plan of Operation

            We have provided Fujian Tiancheng with Dr. Linus Keating's independent Geological Report dated July 3, 2004 and Trip Report dated January 28, 2005; which both contain his recommendations for the 1st and 2nd stage of the exploration program. We believe a relatively unexplored property must be examined in detail using sound western exploration standardized methods to determine viable drilling and trenching sites to substantiate a mineral resource on the property, if any. Dr. Keating's Reports provides a plan of operation that Sparta would follow and is the basis of the cost estimates shown below, based on USA standards. Such costs, when based on Chinese-equivalent figures could be 25% less than USA based estimates. Dr. Keating has also created a Gant Chart showing the start and completion times for each activity under his exploration plan.


            During the exploration period there are approximate decision points (milestones) that occur when the collected data is reviewed in detail and adjustments made based on the information captured and the exploration and mining experience of our technical staff. These milestones will permit management and technical staff to more efficiently utilize budget funds in such a fashion as to achieve maximum results. Key milestones are shown on Table 1, below.


Sparta, with a western geological team of approximately four consulting geologists (senior and junior), will provide a rotating consulting pool of accomplished explorationists which, working together with its Chinese counterparts as a joint technical group, will enhance the Chinese geologists and engineering staff with its western exploration and mining experiences to carry out the proposed 2005 exploration plan of operation. Concomitantly, the presence of Sparta geologists in the field at every stage of the exploration process will insure the quality of the work carried out and adherence to western professional standards. The rotation plan calls for each Sparta geologist to be in the field with his Chinese counterparts for a two-month tranch. Dr. Keating will be present to review progress at each shift change.


            The following are the proposed work plan recommendations for the Da-an Silver Mine property as outlined by Dr. Keating:

o Clarify legal status (land position, land obligations, reports required and/or available) with complete copies of all relevant documents sent to the Sparta USA headquarters;

o Establish a consistent sample and drill-hole numbering system to be used by all personnel working on the property for all samples collected, no matter what type of sample, so that a coherent database can be constructed. Assign all previous samples collected a distinctive series number that fits into the new database;

o Establish shipping, laboratory and quality control protocols for all laboratory work performed on samples;

o Obtain copies of all prior sample and geologic reports for the property no matter the age and send to the Company's USA headquarters, for translation into English;

o    Establish  a  Base  Map  for  the  USA  and  Chinese   geologic  teams  use
     (topographic for China use - streams and roads for USA use) that uses a single coordinate system. All new information generated must fit perfectly onto this base map;

o    Coordinate schedules for USA geologists and Chinese technical teams;

o Provide GPS and train the Chinese technical team in their use so at to accelerate the mapping of old mines and stream sediment locations;

o Complete a thorough Geologic Map of the entire property with structural (faults and folds) emphasis at 1:10,000 scale using US geologists working in tandem with the Chinese technical team and sharing technology;

o Complete computerized geo-chemical processing and analysis for all soil survey areas sampled to date on the property using USA software to identify subtle patterns for both key and pathfinder elements;

o Carry out a comprehensive Stream Silt / Panned Concentrate geo-chemical survey over the entire property: collect 1 sample per 0.5 km along creeks, compile at 1:10,000 scale;

o Old Hole Catalog: find and locate on 1:10,000 base map all old mines, show size of mine, shape, and trend direction; collect at least one high-grade sample from each mine found; compile at 1:10,000 scale;

o Complete detail Geologic Mapping at 1:2,000 scale for the Tan Shan and Shen Ji Keng areas jointly with the Chinese and USA geologic teams; map other areas as appropriate;

o Evaluate effectiveness of geophysical methods in probing for underground targets - design and contract out a geophysical survey if necessary;

o    Obtain  government  agency   approvals,   if  necessary,   for  geophysical
     line-cutting and cut lines through heavy vegetation if necessary to permit geophysical surveying;

o Drill Site Identification: Use the relationship of old mines to mapped geology and structure, geo-chemical and geophysical data of the entire area to define drill targets;

o Obtain government agency permits if necessary, for drilling and trail / road construction; design and build access to each drill site, making trails and roads as necessary;

o Drilling: depending on drill targets identified, drill from 5 to 20 holes for a total of up to 5,000m using up to two angle-capable core-drilling machines;

o Evaluate drilling results and propose send tranch drilling plan if appropriate.

     The following table outlines the major milestones with approximate completion dates and estimated budgetary expenses related to the proposed Plan of Operation noted above:


Table 1.   Major Milestones:

-------------- ------------------------------------------- ---------------------
   Phase #                   Critical Tasks          Approximate Completion Date
-------------- ------------------------------------------- ---------------------
      1        Da'an Project start-up                      March 15, 2005
-------------- ------------------------------------------- ---------------------
      1        Team Preparation Complete                   March 30, 2005
-------------- ------------------------------------------- ---------------------
      1        Mobilization / Field Work Begins            April 1, 2005
-------------- ------------------------------------------- ---------------------
      1        "Old Hole" Surveying Complete               April 30, 2005
-------------- ------------------------------------------- ---------------------
      1        Stream Sediment Survey Complete             May 31, 2005
-------------- ------------------------------------------- ---------------------
      1        District-wide mapping Complete              June 6, 2005
-------------- ------------------------------------------- ---------------------
      1        Detail Mapping Completed                    July 15, 2005
-------------- ------------------------------------------- ---------------------
      1        Geophysical Survey (if needed) Completed    September 16, 2005
-------------- ------------------------------------------- ---------------------
      2        Drilling Starts                             October 10, 2005
-------------- ------------------------------------------- ---------------------
      2        1st Tranch Drilling Completed               March 10, 2006
-------------- ------------------------------------------- ---------------------
      3        2nd Tranch Drilling Proposal Due            April 13, 2006
-------------- ------------------------------------------- ---------------------

Budget Items:

Preparation..............................................................$10,000

Old Hole Survey..........................................................$14,000
         2 engineers, 2 assistants, 4 local guides; 100 rock chip samples


Stream Sediment Survey...................................................$43,000
         2 engineers, 2 assistants, 4 local guides, 350 samples

District Mapping.........................................................$50,000
         2 geologists, 2 assistants, 4 local guides, 1 translator,

Detail Mapping...........................................................$40,000
         2 geologists, 2 assistants, 1 translator

Geophysical Survey.......................................................$80,000
         Contractor

Data Compilation & Analysis..............................................$20,000

Permitting................................................................$5,000

Land Holding Costs.......................................................$20,000

Drilling................................................................$691,000
         5000m, diamond core, 2 angle rigs

Logistics.................................................... ..........$250,300
         Drivers, Vehicles, warehouse, translation, communication, travel tickets, expat insurance, executive travel, maintenance, sample boxes and bags, local casual labor

Sampling................................................................$245,300
         Preparation, shipping, analysis, check assays, standards

Contingency (5%).........................................................$61,700

Total.................................................................$1,530,000


Off Balance Sheet Arrangements

There are no off balance sheet arrangements.

Foreign Currency Translation.

         The Company's Chinese operation will maintain its books and accounting records in Renminbi ("RMB"), the People's Rebublic of China's currency. Translation of amounts from RMB in United States dollars ("US$) is being made currently at a single rate of exchange of approximately US$1.00:RMB8.27. No representation can be made that RMB amounts will be converted into US Dollars at that rate in the future. On January 1, 1994, the PRC government introduced a single rate of exchange as quoted daily by the People's Bank of China (the "unified Exchange Rate"). The quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with supplier's invoices, shipping documents and signed contracts.

Cash Requirements For the Next Twelve Months:

To implement the Plan of Operations and manage the Company, we estimate that our expenses for the next twelve months will be approximately $3,960,000, expended as follows:

         Exploration:                                             $1,530,000
         Acquire the Da-an Silver Mining Property:                $1,500,000
         Payroll ($180,000) and related taxes ($45,000):             225,000
         Consulting and Research Report Services:                     45,000
         SG&A:                                                       180,000
         Accounting and Legal Counsel:                                75,000
         Printing and Engraving Expense:                              25,000
         Offering Expenses:                                           20,000
         10% Misc. Expense:                                          360,000
                                                                    ---------
         Total:                                                   $3,960,000

         To date, the Company has raised $391,165 in an initial private placement equity offering and $500,000 through a private placement Convertible Bridge Loan for a total of $891,165. Under the Share Purchase and Exchange Agreement between Sparta Holding and Fujian Tiancheng, the Company is required to pay $3,600,000 by March 31, 2005 (the "Closing Date") to Fujian Tiancheng in order to acquire control of the Da-an Silver Mine property and undertake the ongoing exploration / development program. To date, the Company has advanced $579,000 as loans to the Fujian Tiancheng toward the $3,600,000 payment, which is being applied toward ongoing exploration work on the property. Should the Company not raise the full $3,600,000 amount by March 31, 2005, Fujian Tiancheng has agreed to lend the Company any balance still due, which the Company can repay from proceeds it raises through its private placement offerings. The Company is undertaking a private placement up to $8,000,000 through a Series A Preferred Stock convertible into Common Stock. At this time we have not raised any funds under the preferred stock offering.

         Any additional funds raised above the required $3,960,000 estimated expenses for the next twelve months may be used to acquire additional mining properties in China and to conduct exploration work to establish mineral resources on said properties, if any. Failure to raise sufficient funds through our private placement offerings would require the Company to significantly curtail its planned acquisition and exploration programs and we may be forced to make other arrangements to continue to operate the Company, which there can be no assurances that we will be able to do so, or cease our activities completely.

         Sparta Holding Corp. completed a private placement of shares of unregistered common stock for sale at $0.35 per share to a small group of qualified purchasers without registration under the Securities Act of 1933, as amended (the "1933 Act") or the securities laws of any state, in reliance on the exemption contained in Section 4 (2) of the 1933 Act and on similar exemption under applicable state laws. The Company raised $391,165 and issued 1,117,610 shares of common stock in this offering.

         Sparta Holding Corp. is completing a $500,000 Bridge Loan Financing with a small group of Lenders, issuing them a Note bearing interest at 8% per annum, with conversion privileges of one share of Common Stock for each One ($1.00) Dollar of Note principal and interest being converted. The Note is due and payable at the end of 12 months from the Note date. In addition, the Lender received a 1/2 Warrant for each dollar of loan principal, exercisable for a period of two (2) years at an exercise price of $1.50 per share. This Warrant or the Warrant Shares or any other security issued or issuable upon the exercise of this Warrant may not be sold or otherwise disposed of unless the Holder provides the Company with an opinion of counsel reasonably satisfactory to the Company in form that this Warrant or the Warrant Shares or such other security may be legally transferred without violating the Securities act of 1933, as amended (the "1933 Act") and any other applicable securities law and then only against receipt of an agreement of the transferee to comply with the provisions of this Section (g) with respect to any resale or other disposition of such securities. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, that the Warrant Shares are being acquired solely for the Holder's own account and that Holder or Holder's purchaser representative is an accredited investor, as defined in Rule 501 under the 1933 Act.

         Sparta Holding Corp. is offering up to $8,000,000 private placement of Series A Preferred Stock (each, a "Share") at a purchase price of $1.25 per Share (the "Offering") for 6,400,000 Shares, which are callable by the Company into shares of Common Stock at One share of Preferred Stock for One share of Common Stock at the end of twelve months from the closing date of the offering. The Offering closing date is March 31, 2005 unless extended at the Company's sole discretion. The Preferred Stock pays an eight percent (8%) dividend per annum. Purchasers of the Preferred Stock prior to March 31, 2005 receive twenty percent (20%) warrant coverage (the "Warrant") on the shares of Common Stock. The Warrant is exercisable into shares of Common Stock for a period of two (2) years at an exercise price of $1.50 per share.

         Since there is not a minimum offering amount in this Offering, all subscription amounts will not be placed in an escrow account and will be immediately available to the Company for its use. The Company reserves the right to pay commissions and/or finder's fees in cash, securities of the Company, a combination thereof, or other combinations to individuals and/or entities in connection with the sale of the Shares in this Offering, in amounts the Company deems appropriate in the Company's sole and exclusive discretion. As of the date hereof, in addition to a cash finder's fee, the Company intends to grant to such individuals, upon the closing of such sale, a warrant to purchase a number of shares of the Company's Common Stock equal to 10% of the purchase price of the Sale, at a purchase price of $1.25 per share. The warrant shall have a term of two years from the date of issuance. The Company has not raised any funds under this private placement.

         The Offering is being made in reliance upon an exemption from registration under the Securities Act for an offer and sale of securities, which does not involve a public offering. It is offered to accredited investors who acknowledge that they understand that the Shares being purchased have not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws and neither the Shares nor any interest therein may be offered, sold, pledged, assigned or otherwise transferred unless (1) a registration statement with respect thereto is effective under the Act and any applicable state securities laws or (2) the Company receives an opinion of counsel to the holder of such shares, which counsel and opinion are reasonably satisfactory to the Company, that such securities may be offered, sold, pledge, assigned or transferred in the manner contemplated without an effective registration statement under the Act or applicable state securities laws.

                             DESCRIPTION OF PROPERTY

         Our satellite business office is located at 8275 South Eastern Avenue, Las Vegas, Nevada 89123. These premises are comprised of approximately 300 square feet and are subject to a month-to-month lease. The monthly rental payment under such lease is $150.00 per month.

Da-an Property

Description, Location and Access

         The Da-an Property is located in northern-most corner of Fujian Province, 160 air-kilometers due north of the city of Fuzhou, capital of the province. The Fujian Province lies on the eastern seaboard of the People's Republic of China, across the straits from Taiwan.

         The property is accessible by road year-round from Fuzhou. Located approximately 30 minutes north of Shouning, a modern city with full emergency and support services, the town of Da-an can be reached by a paved two-lane mountain highway. From the town of Da-an, the Da-an Property is a 40-minute drive on a local access maintained dirt road.

         The property consists of over 20,000 acres of contiguous land, which is subject to two "Mine Prospecting Rights" issued by the Fujian Province Department of Land Resources pursuant to regulations promulgated by the Ministry of Land Resources of the People's Republic of China to Fujian Tiancheng.

         There is no time limit for the paid transfer of mineral rights, but these rights cannot be left unused. As a result, a system of annual inspection was introduced and accordingly, the owners of such rights annually report their prospecting and exploration plans to the proper land and resource departments of the provinces. The department of land and resources at the provincial level will conduct its examination and verification on the implementation of the plans and issue new certificates as substitutes for the previous ones, provided the work of the previous year is in progress.

         Physiographically, the property comprises steep vegetation-covered slopes, with a moderate to thick soil profile typical of the tropics, dissected by deep valleys. Year-round creeks occupy most valleys. Chest-high tropical vegetation is thick throughout the area except at the higher elevations on the ridges. Sporadic bamboo and cedar forests occur at the middle elevations. Except in the main valley of Da-an village, no roads are present; access is limited to an extensive network of footpaths. Off the footpaths, outcrops are present but can be challenging to find.

Exploration History

         The Da-an Property has a long history of silver mining, dating back at least 450 years to the Ming Dynasty. Numerous old mine workings dot the countryside, most of which do not appear to have been touched in many years. There are no mines currently producing on the Da-an Property. No mining or exploration infrastructure exists at the present time.

         Work to date has been performed by the Fujian Provincial Geological Research and Investigation Institute under the direction of Mr. Li Changze, Brigade Chief Engineer. The Brigade is a provincial government entity that conducted this work under contract with Fujian Tiancheng. A report "Profile of the Project in Shouning" which appears to have been written in 2000 summarizes early exploration work.

         In the 1972, the Brigade engineers, first visited the Da-an Property and focused on the Guan Tian Chang zone. According to the summary report, two high-grade samples collected from old workings on that visit yielded silver values ranging from 16,000 ppm to 17,000 ppm.

         In 1979, the Brigade conducted a systematic exploration over the entire district at that time assayed from 39 ppm to 800ppm silver.

         From 1989 - 1992, the 4th Brigade finished surveying the Guan Tian Chang, Wailou, Fuji, Tanchatou, Zhaiping, Wenyang, Tanshan, and Da-an zones. A report detailing their findings is in our possession, has not been translated into English at the date of this prospectus. Soil, stream sediment, heavy cons, and rock chip sampling was conducted erratically throughout this period.

         In 1999, a follow-up of stream sediment and panned concentrate led to the discovery of a gold anomalous area near the Da-an Mine area and from Tanshan to Laocuo. Later in 1999, one vertical core hole was drilled adjacent to old stopes at Guantianchang but failed to cut ore grade mineralization or intersect key structures.

         Mineralization consists of high-grade cordilleran-style silver (+/- gold), lead, zinc veins hosted in a Jurassic-Cretaceous age calc-alkaline volcanic complex.

         Ongoing field recognizance work is proceeding on the Da-an Property area by Fujian Tiancheng's technical team, which is independent of the Company until we have completed our acquisition of the company. At the present time, we are not actively involved in any exploration activities on the Da-an Property.

Physiography

         The Da-an Property in China is located in Shouning County at an elevation of 750 to 1,150 meters and consists of geomorphologic structure of mountainous areas. The property area boasts of deep terrain incisions and valleys with full vegetation growth. Shouning County is part of a subtropical monsoon climate zone. It enjoys warm weather and abundant sunlight. It has an annual average temperature of 15.1(degree)C, annual precipitation of 247.2mm and non-frost duration of 235 days. It is a rural agricultural area.

         There are over 1,700 rivers and streams in the whole county with an annual average runoff of 1.8 billion m3 of water. Electric Power is in the vicinity of the property area and hydroelectric power can be developed. The property area is accessible by major highway and good secondary roadways.

Ownership Interest

At the present time the Company does not possess any rights to the Da-an
Property.

[Insert Map Here - Map will be included in amendment]]

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Fred Schmid, a director and Chairman of the Board of Directors, and our President/Chief Executive Officer, had loaned us approximately $7,500 for start-up costs and operating capital. As of the date hereof, such loans have been repaid from the financing raised in connection with the private placement. There were no documents reflecting the loan, which did not bear any interest and had no maturity date or other repayment terms.

         On February 5, 2004, we entered into the Exchange Agreement with Feltsen Partners, LLC, a Pennsylvania limited liability company ("Feltsen"), whereby we acquired certain rights to explore several mining claims that are under the jurisdiction of the United States Department of the Interior, Bureau of Land Management and located in Greenlee County, Arizona. Fred Schmid is the Managing Partner and sole member of Feltsen. In consideration for the mining claims, we issued to Feltsen 11,000,000 shares of our common stock, of which 5,500,000 have been distributed to its members and related parties and the balance returned to us for no consideration. The shares were returned in order to keep the number of shares issued and outstanding at a reasonable number.

         The Exchange Agreement also called for the distribution of 340,000 shares of our common stock to Castle for distribution to the Castle shareholders of record on February 5, 2004. Upon the effectiveness of the registration statement, such shares shall be distributed to the Castle Shareholders on a one share for every 100 shares of Castle held basis. As a result of this distribution, Fred R. Schmid will receive 100 shares of our common stock.

Conflicts of Interest

         Certain conflicts of interest now exist and will continue to exist between the Company and Fred R. Schmid, a director and our President/Chief Executive Officer due to the fact that Mr. Schmid has the option to acquire up to ten unpatented mining claims in Colorado. Therefore, in the future, there is the possibility that Mr. Schmid may choose to devote his time and focus his activities to the exploration of such claims.

         We have formulated and adopted a policy to handle potential conflicts of interest among our officers and directors relating to precious metals mining interests which in the future come to the attention of our officers and directors, who are also involved with other firms or ventures seeking precious metals mining opportunities. This policy excludes precious metals properties presently owned, subject to option or located in North America, by either of our officers and directors or affiliated companies. Our policy requires that each such officer or director shall disclose and offer to us all opportunities to acquire and develop precious metals mining properties located outside of North America which either come to their attention as being available or in which they have either a controlling or majority interest before acquiring then for other companies unless such opportunities (a) are not, by their terms, available to public companies in general, or (b) require investments or other commitments by us, which in our reasonable opinion, we are unable to make at the time such opportunities are initially presented.

         Except for the policy described in the preceding paragraph, we have established no other policies or procedures for the resolution of current or potential conflicts of interests between our officers and directors or affiliated entities and us. In the opinion of management, this policy is adequate to protect us from current or potential conflicts of interests. However, potential investors should carefully consider the potential conflicts of interest provision, which exists before purchasing our shares. Because the policy recognizes that certain conditions need to be satisfied before business opportunities as described herein are offered to us, there can be no assurance that such opportunities, which are brought to the our attention will be offered to us.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

No Market for Common Stock

         At the present time, there is no public trading market for our common stock. We anticipate applying for trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Accordingly, you may need to hold our common stock for an indefinite period.

Stock Option Grants

         As of the date of the registration statement, we have granted to International Investment Group an option to purchase 240,000 shares of our common stock at $0.35 per shares as a finder's fee for bringing the Da-an Project to our attention and assisted us in negotiating and completing the transaction. This option expires on December 31, 2005.

Convertible Promissory Notes

         As of the date of the registration statement, we have issued Convertible Promissory Notes in the aggregate amount of $306,000 in our Bridge Loan Financing. Each note bears interest at a rate of eight percent per annum and is convertible, at the option of the investor, into shares of our common stock on a one share of common stock for every dollar of principal and interest being converted. The term of the notes shall be 12 months from the date of their issuance.

Warrant Grants

         As of the date of the registration statement, we have issued to the investors, in our Bridge Loan Financing, the right to purchase 153,000 shares of our common stock at a $1.50 per share for a period of two years from the date of issuance.

Rule 144 Shares

         As of the date of the date of the registration statement, none of our shares of common stock are available for resale to the public in accordance with Rule 144 of the Securities Act.

Registration Rights

         As of the date of the registration statement, the Bridge Loan Financing investors have been granted piggy-back registration rights. Therefore, if at any time following the effectiveness of the registration statement, we propose to register our securities under the Securities Act for sale to the public, whether for our own account or for the account of our shareholders for sale to the public, we will give written notice to the Bridge Loan investors of such proposed registration and, upon their request, we will use reasonable efforts to cause their common stock to be covered by the proposed registration statement.

Shareholders

         As of the date of this registration statement, we have approximately 48 record holders of our common stock.

Dividend Policy

         We have never declared or paid any cash dividends on our common stock. We intend to retain future earnings, if any, to finance the expansion of our business and we do not expect to declare or pay any cash dividends on our common stock in the foreseeable future. We will, however, pay a dividend of eight (8%) percent per annum on all issued and outstanding shares of our Series A Preferred Stock.

                             EXECUTIVE COMPENSATION

         Mr. Fred Schmid and Mr. Stephen Schmid, our officers and directors, have not been compensated for their services and there are no plans to compensate them in the near future until such time as we have raised a total of $1,000,000 in connection with our private placement offering. At such time, Mr. Fred Schmid and Mr. Stephen Schmid will enter into employment agreements and be compensated for their services, commensurate to industry standards.

Executive Officer Compensation

Summary Compensation:

         The table below shows summary information concerning annual and long-term compensation awarded to, earned by or paid to Fred Schmid, our President and Chief Executive Officer and Stephen Schmid, our Vice President, Secretary and Treasurer, for the year ended September 30, 2004.

                           SUMMARY COMPENSATION TABLE

                                                                                                    Other Compensation
                             Annual Compensation                      Long-Term Compensation
Name and Principal Position  Year      Salary         Bonus           Options      Compensation
---------------------------- --------- -------------- --------------- ------------ ---------------- ---------------------
Fred Schmid, President and   2004      _______(1)          -                            -           -
Chief Executive Officer                                               -
                             2005      _______(1)         -                -            -           -


Stephen Schmid,              2004      _______(1)          -                            -           -
Vice President, Secretary                                             -
and Treasurer
                             2005      _______(1)          -               -            -           -


(1) Salary was not paid and was not contributed to them.


Employment Agreements

         At this time, Fred Schmid and Stephen J. Schmid, our officers, are not being compensated for their services. When $1,000,000 of capital is raised, Mr. Fred Schmid and Mr. Stephen Schmid will both enter into employment agreements and be compensated for their services commensurate to industry standards. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future.


Stock Option Plans

         At this time, there are no stock option plans.

Limitation of Liability and Indemnification Matters

         We may provide liability insurance for each director and officer for certain losses arising from claims or changes made against them while acting in their capabilities as our directors or officers, whether or not we would have the power to indemnify such person against such liability, as permitted by law.

                              FINANCIAL STATEMENTS

Our fiscal year end is September 30. We will provide audited financial statements on an annual basis prepared by an Independent Certified Public Accountant. After we complete this registration, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

     Our audited financial statement from inception to September 30, 2004 immediately follows:

                              SPARTA HOLDING CORP.
                         (An Exploration Stage Company)
                              FINANCIAL STATEMENTS
                               September 30, 2004

                              SPARTA HOLDING CORP.
                         (An Exploration Stage Company)
                                     INDEX
                                     -----
                                                               PAGE
                                                               ----
 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM        F2
 BALANCE SHEET                                                  F3
 STATEMENTS OF OPERATIONS                                       F4
 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)        F5
 STATEMENTS OF CASH FLOWS                                       F6
 NOTES TO FINANCIAL STATEMENTS                              F7-F12

KEMPISTY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS, P.C.
15 MAIDEN LANE - SUITE 1003 -
NEW YORK, NY 10038 - TEL (212) 406-7272 - FAX (212) 513-1930


            Report of Independent Registered Public Accounting Firm
            -------------------------------------------------------

Board of Directors
Sparta Holding Corp.
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Sparta Holding Corp. (An Exploration Stage Company) as of September 30, 2004, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the two years in the period ended September 30, 2004 and the period December 23, 1993 (date of inception) to September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sparta Holding Corp. (An Exploration Stage Company) as of September 30, 2004, and the results of its operations and its cash flows for the two years in the period ended September 30, 2004 and the period December 23, 1993 (date of inception) to September 30, 2004 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenue and has incurred start-up losses to date. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kempisty & Company
Certified Public Accountants PC
New York, New York
November 1, 2004

                              SPARTA HOLDING CORP.
                         (An Exploration Stage Company)
                                  BALANCE SHEET
                               SEPTEMBER 30, 2004
  ASSETS
Current Assets
Cash .............................................................  $    30,614
                                                                    -----------
     Total current assets ........................................       30,614
Other assets
 Fujian Deposit (Note 3) .........................................    2,133,914
 Other ...........................................................          475
                                                                            ---
      Total Assets ...............................................  $ 2,165,003
                                                                    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
 Accounts payable and accrued expenses ...........................  $    12,670
                                                                    -----------
      Total Current Liabilities ..................................       12,670

Stockholders' Equity
 Preferred stock $.001 par value; authorized 2,000,000
      shares, issued and outstanding none ........................         --
 Common stock $.001 par value; authorized 100,000,000
      shares, issued and outstanding 12,153,252 shares (Note 5) ..       12,153
 Additional paid in capital ......................................    2,206,924
 Deficit accumulated during the development stage ................      (66,744)
                                                                        -------
    Stockholders' Equity .........................................    2,152,333
                                                                      ---------
Total Liabilities and Stockholders' Equity .......................  $ 2,165,003
                                                                    ===========

                              SPARTA HOLDING CORP.
                         (An Exploration Stage Company)
                            STATEMENTS OF OPERATIONS

                                                                                                        For the Period
                                                For the Year Ended                                     December 23, 1993
                                                  September 30,                                          (inception) to
                                                                                                      September 30, 2004
                                                      2004                          2003
                                                      ----                          ----
Revenues                                      $                 -     $                 -     $                 -
Expenses
     Consultant geologic                                    8,626                                           8,626
     Mining claims cost                                    11,000                                          11,000
     Travel                                                12,003                                          12,003
     Legal                                                 17,773                                          17,773
     Accountant                                             5,000                                           5,000
     Other expenses                                         7,700                     304                  12,342
                                                            -----                     ---                  ------
                                                           62,102                     304                  66,744
                                                           ------                     ---                  ------
Net (loss)                                    $           (62,102)    $              (304)    $           (66,744)
                                              ===================     ===================     ===================

Net loss per share basic and diluted          $             (0.01)    $             (0.00)
                                              ===================     ===================

Weighted average number of shares outstanding $        12,104,685     $           340,000
                                              ===================     ===================

                              SPARTA HOLDING CORP.
                         (An Exploration Stage Company)
             STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
       FOR THE PERIOD DECEMBER 23, 1993 (INCEPTION) TO SEPTEMBER 30, 2004

                                                                                                Total
                                 Common Stock            Additional                          Stockholders'
                                                          Paid-In     Treasury   Retained       Equity
                                   Shares      Amount     Capital      Stock     Earnings     (Deficit)
                                   ------      ------     -------      -----     --------     ---------
Sale of common stock at
         inception                   340,000 $     340 $        660 $        - $         - $        1,000
    Loss for year ended
        September 30, 1994                 -         -            -          -        (237)          (237)
    Loss for year ended
        September 30, 1995                 -         -            -          -        (821)          (821)
    Loss for year ended
        September 30, 1996                 -         -            -          -        (554)          (554)
    Loss for year ended
        September 30, 1997                 -         -            -          -        (540)          (540)
    Loss for year ended
        September 30, 1998                 -         -            -          -        (565)          (565)
    Loss for year ended
        September 30, 1999                 -         -            -          -        (455)          (455)
    Loss for year ended
        September 30, 2000                 -         -            -          -        (392)          (392)
    Loss for year ended
        September 30, 2001                 -         -            -          -        (381)          (381)
    Loss for year ended
        September 30, 2002                 -         -            -          -        (393)          (393)
    Loss for year ended
        September 30, 2003                 -         -            -          -        (304)          (304)
                                          ---       ---          ---        ---        ----          ----
    Balance September 30, 2003       340,000       340          660          -      (4,642)        (3,642)
    Forgiveness of debt                    -         -        3,635          -           -          3,635
    Issued for mining claims      11,000,000    11,000            -          -           -         11,000
    Sale of common stock in a
         private placement           813,252       813      283,129          -           -        283,942
    Contribution of 5,500,000 shares
         of common stock          (5,500,000)        -            -     (5,500)          -         (5,500)
    Common stock held in escrow    5,500,000         -    1,919,500      5,500           -      1,925,000
    Loss for year ended
        September 30, 2004                 -         -            -          -     (62,102)       (62,102)
                                           ---      ---          ---        ---     -------        -------
    Balance September 30, 2004    12,153,252 $  12,153 $  2,206,924   $      -   $  66,744) $   2,152,333
                                  ========== ========= ============    =========    =======  ==============

                       See Notes to Financial Statements.

                              SPARTA HOLDING CORP.
                         (An Exploration Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                                                            For the Period
                                                                      For the Year Ended                   December 23, 1993
                                                                         September 30,                       (inception) to
                                                                                                          September 30, 2004
                                                                  2004                     2003
                                                                  ----                     ----
Operating Activities
--------------------
Net loss for period                                  $           (62,102)    $              (304)    $           (66,744)
Adjustments to reconcile net (loss) to net cash
   used by operating activities:
Expenses not requiring the use of cash                            11,000                       -                  11,000
Changes in operating assets and liabilities:
(Increase) in deposits and other assets                             (475)                      -                    (475)
Increase in accrued expenses                                      12,663                     142                  12,670
                                                                  ------                     ---                  ------

Net cash (used) by operating activities                          (38,914)                   (162)                (43,549)

Investing Activities
--------------------
Deposit for investment in mining company                        (214,414)                      -                (214,414)
                                                                --------                      ----               --------

Net cash (used) by investing activities                         (214,414)                      -                (214,414)

Financing Activities
--------------------
Loans from related parties                                         2,135                       -                   5,770
Repayment of loans from related parties                           (2,135)                      -                  (2,135)
Sale of common stock                                             283,942                       -                 284,942

Net cash provided by financing activities                        283,942                       -                 288,577
                                                                 -------                      ---                -------

Increase (decrease) in cash                                       30,614                    (162)                 30,614
Cash at beginning of period                                            -                     162                       -
                                                                     ---                     ---                      ---
Cash at end of period                                $            30,614     $                 -     $            30,614
                                                     ===================       ==================      ===================

Supplemental Cash Flow Information:
     Non-cash investing activities:
          Exchange of 11,000,000 shares of common
               stock for mining claims               $            11,000     $                 -     $            11,000
                                                     ===================     ==================      ===================
     Non-cash financing activities:
          Forgiveness of loan payable                $             3,635     $                 -     $             3,635
                                                     ===================     ==================      ===================

                       See Notes to Financial Statements.

                              SPARTA HOLDING CORP.
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004

Note 1-    ORGANIZATION AND OPERATIONS

Sparta holding Corp. (the "Company") was incorporated in Nevada on December 23, 1993. The Company is primarily engaged in the acquisition and exploration of mineral properties in the United States and Peoples Republic of China ("PRC").

These financial statements are prepared in accordance with accounting principles applicable to a going concern. The Company is in the exploration stage and has not, as yet, achieved commercial production. At present, management devotes most of its activities to raise sufficient funds to fund its asset purchase agreement and to further explore and develop its mineral properties. Planned principal activities have not yet begun. The ability of the Company to emerge from the exploration stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or attain profitable mining operations. The Company has raised additional capital during the period through a private placement of common stock, as described in Note 5. There is no guarantee that the Company will be able to complete any of the above objectives. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.

Note 2-    SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial  Instruments

For financial instruments, including cash, accounts receivable, accounts payable and accrued expenses, it was assumed that the carrying amount approximated fair value because of the short maturities of such intruments.

                              SPARTA HOLDING CORP.
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004

Note 2- SIGNIFICANT ACCOUNTING POLICIES

Income Taxes

The Company follows SFAS No. 109, "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Net Loss Per Common Share

Basic and diluted net loss per common share has been calculated based upon the weighted average number of common shares outstanding.

Evaluation of Long-Lived Assets

Long-lived assets are assessed for recoverability on an on-going basis. In evaluating the fair value and future benefits of long-lived assets, their carrying value would be reduced by the excess, if any, of the long-lived asset over management's estimate of the anticipated undiscounted future net cash flows of the related long-lived asset.

Interests in Mineral Properties

Property acquisition costs and exploration and development costs are capitalized until the property to which they relate is placed into production, sold, abandoned or management has determined there to be an impairment in value. These costs are to be charged to future operations on a unit-of-production basis following commencement of production using estimated recoverable reserves of the property as a base or written off if the property is sold, abandoned or where there is an impairment in value. If the recoverability of acquisition costs is presumed to be insupportable in accordance with FASB 144 they will be charged to current operations. On an on-going basis, the Company evaluates each property based on results to date to determine the nature of exploration and development work that is warranted in the future. If there is little prospect of further work on a property being carried out, the deferred costs related to that property are written down to the estimated amount recoverable.

                              SPARTA HOLDING CORP.
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004

Note 2- SIGNIFICANT ACCOUNTING POLICIES (continued)

New Financial Accounting Standards

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement requires recording costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan. The Company adopted SFAS No. 146 on January 1, 2003. The adoption of SFAS No. 145 did not have a material impact on the Company's result of operations or financial position.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. Management believes that this statement did not have a material impact on the Company's results of operations or financial position.

In November 2002, the FASB issued FASB Interpretation No. 45 (FIN 45), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, and Interpretation of FASB Statements No. 5, 57, and 107 and Recission of FASB Interpretation No. 34. FIN 45 clarifies the requirements of FASB Statement No. 5, Accounting for Contingencies, relating to the guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. This interpretation clarifies that a guarantor is required to recognize at the inception of certain types of guarantees, a liability for the fair value of the obligation undertaken in issuing the guarantee.

The initial recognition and initial measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements in this interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company adopted FIN 45 on January 1, 2003. The adoption of FIN 45 did not have a material impact on the Company's results of operations or financial position.

                              SPARTA HOLDING CORP.
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004

Note 2- SIGNIFICANT ACCOUNTING POLICIES (continued)

In January 2003, the FASB issued FIN No. 46, Consolidation of Variable Interest Entities. In DecemberJanuaryt31,F2003,sthed FIN No. 46 (Revised) ("FIN 46-R") to address certain FIN 46 implementation issues. This interpretation requires that the assets, liabilities, and results of activities of a Variable Interest Entity ("VIE") be consolidated into the financial statements of the enterprise that has a controlling interest in the VIE. FIN 46R also requires additional disclosures by primary beneficiaries and other significant variable interest holders. For entities acquired or created before February 1, 2003, this interpretation is effective no later than the end of the first interim or reporting period ending after March 15, 2004, except for those VIE's that are considered to be special purpose entities, for which the effective date is no later than the end of the first interim or annual reporting period ending after December 15, 2003. For all entities that were acquired subsequent to or financial position.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of the provisions of SFAS No. 150 did not have a material effect on the Company's financial position.

Note 3-    MINING CLAIMS

On February 5, 2004, the Company acquired the Terra Mining Company Claims in exchange for 11,000,000 shares of the Company's Common Stock. The $11,000 cost of the Terra Mining Company Claims has been charged to expense for the year ended September 30, 2004.

On August 14, 2004, the Company entered into an Asset Purchase and Exchange Agreement with Fujian Tiancheng Mining Industry Corp, LTD ("Fujian") of China. Pursuant to the Agreement, the Company has made deposit payments totaling $214,414 as of September 30, 2004. The Company also issued 5,500,000 common shares to be held in escrow, valued at $.35 per share, or $1,925,000 as part of its deposit. The Company is required to raise an additional $3,600,000 to explore the site but if they can not, then Fujian may lend the money to the Company. The $1,925,000 for stock will be charged to expense when the Company completes the transaction.

                              SPARTA HOLDING CORP.
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004

Note 3- MINING CLAIMS (continued)

Under United States GAAP, mineral property expenditures are expensed as incurred. Once a final feasibility study has been completed, additional costs incurred to bring the mine into production are capitalized as development costs. Costs incurred to access ore bodies identified in the current mining plan after production has commenced are considered production costs and are expensed as incurred. Costs incurred to extend production beyond those areas identified in the mining plan where additional reserves have been established are deferred as development costs until the incremental reserves are produced. Capitalized costs are amortized using the unit-of-production method over the estimated life of the ore body based on proven and probable reserves.

Note 4-    INCOME TAXES

No provision for income taxes has been recorded in the accompanying financial statements as a result of the Company's net operating losses. The Company has unused tax loss carry forwards of approximately $50,000 to offset future taxable income. Such carryforward expires beginning 2014. The deferred tax asset recorded by the Company as a result of this tax loss carryforward is approximately $10,000. The Company has reduced the deferred tax asset resulting from its tax loss carryforwards by a valuation allowance of an equal amount as the realization of the deferred tax asset is uncertain. The net change in the deferred tax asset and valuation allowance from September 30, 2003 to September 30, 2004 was an increase of $10,000.

From December 23, 1993 (inception) to September 30, 2003, the Company filed a consolidated federal income tax return with Castle, its then parent.

Note 5-    COMMON STOCK

In November 2003, the Company declared a 3,400 to 1 stock split, thereby increasing the number of issued and outstanding shares of Common Stock from 100 to 340,000. All references to shares and per share amounts in the accompanying financial statements have been restated to retroactively reflect this stock split.

On February 5, 2004, the Company issued 11,000,000 newly issued shares of Common Stock valued at $11,000 to a related party, Feltsen Partners LLC ("FP") in exchange for eight mining claims owned by FP known as the Terra Mining Company Claims located in Greenlee County, Arizona. Subsequently, FP contributed 5,500,000 shares of the common stock back to the Company.

Under a related agreement, Castle (at the Company's expense) is to distribute pro rata 340,000 shares of the Company's common stock that it owns, to the approximately 350 Castle shareholders of record as of February 5, 2004.

                              SPARTA HOLDING CORP.
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004

       Note 5-    COMMON STOCK (continued)

On August 14, 2004, the Company entered into an Asset Purchase and Exchange Agreement ("Agreement") with Fujian Tiancheng Mining Industry Corp, LTD ("Fujian") of China, whereby the Company will acquire Fujian Tiancheng and its Daan Silver Mining District in exchange for Fujian receiving 5,500,000 shares of the Company's common stock and the Company raising $3,600,000 for Fujian mining operations. If the Company cannot raise the $3,600,000, then Fujian may loan the Company the funds but the agreement would then be negotiated.

In June 2004, the Company commenced a private placement of shares of Common Stock at $.35 per share. The Company expects to offer a total of approximately 1,142,857 shares of Common Stock for $400,000 total. Through September 30, 2004, the Company has sold 811,257 shares of common stock for proceeds of $283,940.

On September 30, 2004, the Company received a contribution of 5,500,000 shares of its common stock from FP and subsequently issued them to be held in escrow for Fujian subject to the agreement. These shares were valued at $1,925,000 or $0.35 per share.

Note 6-    RELATED PARTY TRANSACTION

On February 5, 2004, the Company issued 11,000,000 shares of common stock to ("FP"), a company controlled by its President, in exchange for mining claims (see Notes 3 and 5). Subsequently FP contributed 5,500,000 shares back to the Company.

Note 7-    COMMITMENTS AND CONTINGENCIES

The Company's main operations will be conducted in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC economy.

The Company's operations in the PRC will be subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange.

The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

                                   PROSPECTUS

                              SPARTA HOLDING, INC.

                                TABLE OF CONTENTS
                                -----------------
                                                                         Page
                                                                         ----

Prospectus Summary.......................................................2
Risk Factors.............................................................5
Disclosure Regarding Forward Looking Statements..........................7
Use of Proceeds..........................................................8
Selling Shareholders.....................................................8
Plan of Distribution....................................................15
Legal Proceedings.......................................................16
Directors, Executive Officers, Promoters and Control Persons............16
Security Ownership of Certain Beneficial Owners and Management..........17
Description of Securities...............................................19
Interest of Named Expert and Counsel....................................20
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities..............................................20
Description of Business.................................................21
Management's Discussion and Analysis of Financial Condition
 and Plan of Operation..................................................25
Description of Property.................................................30
Certain Relationships and Related Transactions..........................32
Market for Common Equity and Related Shareholder Matters................33
Executive Compensation..................................................34

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information other than that contained in this prospectus. This prospectus is not an offer to sell nor is it a solicitation of an offer to purchase our common stock in any jurisdiction where such offer is not permitted.

     Until _________, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.  Indemnification of Directors and Officers

Articles of Incorporation and Bylaws do not provide for indemnification of directors and officers.


Item 25.  Other Expenses of Issuance and Distribution

    The following table sets forth our expenses in connection with this registration statement. All of these expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Filing Fee -- Securities and Exchange Commission      $      0.00
Fees and Expenses of accountants and legal counsel    $ 30,000.00

Printing and Engraving Expenses                       $  5,500.00
Miscellaneous expenses                                $  9,500.00
                                                      -----------
                                      Total           $ 45,000.00

Item 26.  Recent Sales of Unregistered Securities

     No securities of the registrant which were not registered under the Securities Act of 1933, as amended have been issued or sold by the registrant within the past three years except as follows (none of the securities listed below are being registered in this registration statement):

     On February 5, 2004, we entered into the Exchange Agreement with Feltsen Partners, LLC, a Pennsylvania limited liability company ("Feltsen") whereby we acquired certain rights to explore several mining claims that are under the jurisdiction of the United States Department of the Interior, Bureau of Land Management and located in Greenlee County, Arizona. Fred Schmid is the Managing Partner and sole member of Feltsen. In consideration for the mining claims, we issued to Feltsen 11,000,000 shares of our common stock, of which 5,500,000 have been distributed to its members and related parties and the balance returned to us for no consideration. The shares were returned in order to keep the number of shares issued and outstanding at a reasonable number.

         Commencing July 2004, pursuant to a private placement offering made to accredited investors in reliance on Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D, we offered up to 1,142,857 shares of our common stock at $0.35 per share. A total of 1,117,610 shares of common stock were purchased pursuant to this private offering which was terminated on November 16, 2004, and we raised approximately $391,165 after costs and expenses. The purchasers listed below were accredited investors with access to all relevant information necessary to evaluate these investments.

Name/Address/City-State               No. of Shares of  Amount    Issue
---------                                Common Stock   Paid      Date
                                         ---------    --------    --------------

Sylvia Ang                                  14,286      $5,000    10/25/04
150 Baxter St. #23
New York, NY 10013

Scott Balterman                            142,857     $50,000    10/25/04
Leslie Balterman
Joint Tenants w/right
of survivorship
31 Fall Lane
Jericho, NY 11753

Edward Borrelli                             28,571     $10,000    10/25/04
350 East 79th St. #5E
New York, NY 10021

E. Borrelli-Custodian for                   20,000      $7,000    10/25/04
Keith Hernandez
350 East 79th St. #5E
New York, NY 10021

E. Borrelli-Custodian for                   20,000      $7,000    10/25/04
Nicholle Hernandez
350 East 79th St. #5E
New York, NY 10021

Reynold Chow                                42,857     $15,000    10/25/04
26-15 Parson Blvd. #5F
Whitestone, NY 11354

Shu K. Chow                                 57,143     $20,000    10/25/04
149-48 Beech Ave.
Flushing, NY 11355

Cong. Darkei Tshivo Dinov                   68,571     $24,000    12/07/04
574 East 9th St.
Brooklyn, NY 11218

Michael E. Kahan                           105,500     $36,925    10/25/04
6 Horizon Road
Fort Lee, NJ 07024

Robert J. Lancelotti                        15,000      $5,250    10/25/04
Karin A. Lancellotti
Joint Tenants w/right
of survivorship
659 Andover Road
Valley Cottage, NY 10989

Alfred O.P. Leubert                         15,000      $5,250    12/07/04
One Lincoln Plaza
Apt. 25J New York, NY 10023

Lee Shuo Liu                                31,428     $11,000    10/25/04
45-11 195 Street
Flushing, NY 11358

Lin Chun Hui Liu                            40,000     $14,000    10/25/04
45-11 195 Street
Flushing, NY 11358

Bernt Nygaard                               15,000      $5,250    12/07/04
127 South 4th St.
New Hyde park, NY 11040

Robert Piccianno                            10,000      $3,500    12/07/04
14 Capitol St.
Williston Park, NY 11596

2P Management Holding AG                    28,542      $9,990    10/25/04
Zugerstrasse 70
CH-8810 Horgen, Switzerland

Hans G. Schmid                              28,571     $10,000    12/07/04
26 Locust Lane
Huntington Bay, NY

Robert Schneider                            40,000     $14,000    10/25/04
30 Pond Hill Road
Chappaqua, NY 10514

Sparten Establishment (Trust)               50,000     $17,500    10/25/04
9490 - Vaduz
Liechtenstein

Anthony Swartz                              28,571     $10,000    10/25/04
3012    NE 21st Street
Ft. Lauderdale, FL 33305

Andreas Typaidos Family                     28,571     $10,000    10/25/04
Limited Partnership
130 West 79th St. #19A
New York, NY 10024

Wang Li Tong                               142,857     $50,000    10/25/04
19-6 Jin Tang Tower
53 Jin Tang Street
Yuzhong District,
Chong Qing 400010 China

Joanne Yan                                  30,000     $10,500    12/07/04
2102 - 989 Nelson St.
Vancouver, BC
V6Z 2S1 Canada

Dietmar Zessin                              71,428     $25,000    10/25/04
7, Avenue St. Roman                         42,857     $15,000    12/07/04
Monte-Carlo, Monaco, 98000

TOTALS:                                  1,117,610    $391,165

         On November 12, 2004, we commenced a Bridge Loan Financing whereby we are seeking to raise up to $500,000. The terms of the Bridge Loan are set forth in and evidenced by a convertible promissory note executed and delivered by us to the investor in the principal amount loaned by such investor. Among other things, the Note shall (i) be payable to the investor, (ii) bear interest from the date of issuance at a rate of eight percent per annum, (iii) be convertible by the investor into shares of our common stock on the terms provided therein, and (iv) have a maturity date which is twelve (12) months after date of issuance. In addition, we will issue to each investor warrants to purchase shares of our common stock, exercisable for a period of five (5) years at an exercise price of $1.50 per share. The number of shares of common stock issuable upon the exercise of each investor's warrant shall be determined by reference to the following formula: one (1) share of common stock for each $2.00 of the principal amount of the convertible promissory note. The following were accredited investors with access to all relevant information necessary to evaluate these investments:

Name & Address                                   Amount Loaned      Date of Loan
--------------                                   -------------      ------------

Kitty Chow                                          $50,000.00      11/19/04
149-48 Beech Ave.
Flushing, NY 11355

Mabel Gong                                          $50,000.00      11/19/04
1350 - 70th Street
Brooklyn, NY 11228

Mark Balaban                                        $36,000.00      11/19/04
44 Wall St., 4th Fl.
New York, NY 10005

Robert Schneider                                    $20,000.00      12/7/04
30 Pond Hill Rd.
Chappaqua, NY 10514

Stephen Schloss                                      10,000.00      12/27/04
17 Serenite Lane
Muttontown, NY11791

James Ladner                                        $50,000.00      12/28/04
Gartenstrasse 10
8002 Zurich, Switzerland

John Cathersides                                    $25,000.00      1/6/05
139 Kingsway
Pettswood Kent
BR5 1PP UK

Andreas Typaldos Family                             $20,000.00      1/7/05
Limited Partnership
130 West 79 St., 19A
New York, NY 10024

Umberto Fetz-Rapp                                   $20,000.00      1/11/05
Bergstrasse 318
Uctikon am See 8707
Switzerland

Kahala Capital                                      $25,000.00      1/26/05
4224 Waialae Avenue
Suite 105-102
Honolulu, HI 96816

         On December 31, 2004, a finder's fee of 220,000 shares of common stock will be issued to International Investment Group, who acted as the agent in bringing the Da-an Project to our attention and assisted management in completing the transaction. International Investment Group also has an option to purchase 240,000 additional shares of our common stock at $0.35 per share. The option period expires on December 31, 2005.

         We are also in the process of commencing a private placement offering to be made to accredited investors in reliance on Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D, whereby we are seeking to raise up to $8,000,000 by offering to accredited investors the opportunity to purchase shares of our Series A Preferred Stock at a purchase price of $1.25 per share. Each share of the Series A Preferred Stock shall be automatically converted into shares of common stock on a one-for-one basis, twelve (12) months after the closing of the offering. The Offering closing date is March 31, 2005 unless extended at the Company's sole discretion. The Series A Preferred Stock shall pay an eight percent (8%) dividend per annum. Investors subscribing for shares of the Series A Preferred Stock prior to March 31, 2005 shall receive a warrant to purchase one share of common stock for every five shares of Series A Preferred Stock subscribed for. The Warrant is exercisable into shares of Common Stock for a period of two (2) years at an exercise price of $1.50 per share.

Item 27.  Exhibits

Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit
Number                             Description

3.1               Articles of Incorporation of the registrant and amendments*

3.2               Bylaws of the registrant and amendments*

3.3               Specimen common stock certificate*

5.1               Opinion of Ruskin Moscou Faltischek, P.C. as to the legality of securities being registered**

10.1              Exchange Agreement*

10.2              Option*

10.3              Stock Purchase and Exchange Agreement*

23.1              Consent of Ruskin Moscou Faltischek, P.C.
                        (included in Exhibit 5.1)**

23.2              Consent of Kempisty & Company Certified Public
                        Accountants, P.C.*

24.1              Power of Attorney (part of signature page)

99.1     Initial Geological Report on The Da-an Property

*        Previously filed with Form SB-2 on November 22, 2004.
**       To be filed by amendment.

Item 28.  Undertakings.

The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                                SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Uniondale, New York.

February 25, 2005

SPARTA HOLDING CORP.


By: /s/ Red R. Schmid
------------------------------------
Name: Fred R. Schmid
Title: President

February 25, 2005


/s/ Stephen J. Schmid
---------------------------
Stephen J. Schmid Chief Financial Officer, Vice President,
Secretary, and Treasurer



         In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned hereby constitute Fred R. Schmid as the attorney-in-fact of the undersigned to sign any amendment, and any post effective amendment, of this registration statement.


February 25, 2005

/s/ Fred R. Schmid
------------------
Fred R. Schmid                Chief Executive Officer, President and
                              Chairman of the Board

February 25, 2005

/s/ Stephn J. Schmid         Chief Financial Officer, Vice President,
-------------------          Secretary, and Treasurer
Stephen J. Schmid